Exhibit 10.8

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

LANCER PARTNERSHIP, LTD. and

LANCER DE MEXICO, S.A. de C.V.,

as BORROWERS

LANCER CORPORATION,

LANCER CAPITAL CORPORATION,

LANCER INTERNATIONAL SALES, INC.,

ADVANCED BEVERAGE SOLUTIONS, LLC,

SERVICIOS LANCERMEX, S.A. de C.V.,

INDUSTRIAS LANCERMEX, S.A. de C.V.,

as GUARANTORS

THE FROST NATIONAL BANK,

as Agent

JUNE 30, 2004

AMENDED AND RESTATED CREDIT AGREEMENT

i

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT ( this “Agreement”) is made and entered into as of the 30th day of June, 2004, among LANCER PARTNERSHIP, LTD., a Texas limited partnership (“Operating Subsidiary”), and LANCER DE MEXICO, S.A. de C.V., formerly known as NUEVA DISTRIBUIDORA LANCERMEX, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico Subsidiary”) (Operating Subsidiary and Mexico Subsidiary are hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”); LANCER CORPORATION, a Texas corporation (“Parent Company”), LANCER CAPITAL CORPORATION, a Delaware corporation (“Lancer Capital”), LANCER INTERNATIONAL SALES, INC., a Texas corporation, (“Lancer International”), ADVANCED BEVERAGE SOLUTIONS, LLC, an Illinois limited liability company (“ABS”), SERVICIOS LANCERMEX, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Servicios Lancermex”), INDUSTRIAS LANCERMEX, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Industrias Lancermex”) (Parent Company, Lancer Capital, Lancer International, ABS, Servicios Lancermex, Industrias Lancermex and Operating Subsidiary, individually, a “Guarantor” and collectively, the “Guarantors”); and THE FROST NATIONAL BANK (“Frost”), a national banking association, individually and as agent for the Banks acting in the manner and to the extent provided in Article 8 (in such capacity, the “Agent”), HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation (“Harris”), individually, and WHITNEY NATIONAL BANK, a national banking association (“Whitney”), individually, and each of the lenders which becomes a party hereto as provided in Section 10.7 below (individually, a “Bank” and collectively, the “Banks”).

Background Information

I.              Original Agreement

Borrowers, Parent Company, Agent and The Boatmen’s National Bank of St. Louis, a national banking association (“Boatmen’s”) entered into that certain Credit Agreement dated as of July 15, 1996 (as amended from time to time, the “Original Agreement”), and Operating Subsidiary, Parent Company, Lancer Capital, Lancer International, Servicios Lancermex, and Industrias Lancermex each guaranteed Borrowers’ obligations under the Original Agreement.

Pursuant to the Original Agreement, the Banks provided (i) to Operating Subsidiary a revolving credit facility, a term loan facility and an acquisition facility; and (ii) to Mexico Subsidiary a term loan facility, for the purposes provided in the Original Agreement.

Pursuant to those certain Assignment and Acceptances dated August 16, 1999 in accordance with the terms of the Original Agreement, BANK OF AMERICA, N.A., successor to NationsBank, N.A., successor to Boatmen’s assigned thirty-three and three-tenths percent (33.3%) of its Commitments to Whitney and sixty-six and seven-tenths percent (66.7%) of its Commitments to Harris.

II.            Restated Agreement

Borrower, Parent Company, Lancer Capital, Lancer International, Servicios Lancermex, Industrias Lancermex, Agent, Harris and Whitney entered into that certain Seventh Amendment and Restated Credit Agreement, dated effective as of June 30, 2000 (as amended from time to time, the “Restated Agreement”).

Pursuant to the Restated Agreement, the Banks renewed and extended the term of the Term Loans and the Revolving Loan and refinanced the Acquisition Loan as part of the Term A Loan.

Recitals and Waiver

A.            Certain Defaults and Events of Default (as such terms are defined under the Restated Credit Agreement) have occurred and are continuing under the terms of the Restated Agreement and are defined in Annex D-1 hereto as the “Listed Defaults”.

B.            Borrower desires that Banks amend and restate the credit facilities under the Restated Agreement (i) to waive the Listed Defaults, (ii) to reduce the Revolving Commitments, (iii) to change the maturity date of the Revolving Loan to January, 31, 2005, and (iv) to make certain other modifications to the terms and conditions of the credit facilities.

C.            The Banks, severally, are willing to so amend and restate the credit facilities subject to the conditions herein provided.

D.            Subject to the terms and conditions set forth in this Agreement, effective as of the date of this Agreement the Banks hereby waive each Listed Default to the extent it is currently in existence and to the extent it is set forth in the “Listed Default(s)” section for one or more Items in Annex D-1.  The foregoing waiver does not apply to (i) any Default or Event of Default under this Agreement, other than a Listed Default, whether similar in nature to a Listed Default or otherwise; or (ii) to Defaults or Events of Default (as defined in the Restated Agreement) in existence under the Restated Agreement that are not set forth in the “Listed Default(s)” section for one or more Items in Annex D-1 (if any), which, to the extent they exist, shall be Defaults or Events of Defaults, respectively, under this Agreement.  The foregoing waiver is effective solely in the manner and to the extent expressly described in this Recital D, and nothing in this Recital or elsewhere in this Agreement shall be deemed to (a) constitute a waiver of any other term, provision or condition of this Agreement or any other Loan Document; or (b) prejudice any right or remedy that any Bank may now have (after giving effect to the foregoing waiver) or may have in the future under or in connection with this Agreement or any other Loan Document.

NOW THEREFORE, for and in consideration of the premises and the promises herein, and for other good and valuable considerations, the receipt, adequacy and reasonable equivalency of which are hereby acknowledged by each party hereto, Operating Subsidiary, Mexico Subsidiary, Parent Company, Lancer Capital, Lancer International, ABS, Servicios Lancermex, Industrias Lancermex and each Bank and the Agent agree as follows:

ARTICLE 1

DEFINITIONAL PROVISIONS

SECTION 1.1         Certain Definitions of Terms.  For purposes of this Agreement, unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement shall have the respective meanings assigned to them in Annex B hereto.

SECTION 1.2         General Definitional Provisions.

(a)           All terms defined in this Agreement shall have their defined meanings when used in each Loan Document and in each certificate, exhibit, schedule, annex or other instrument related thereto, unless in any case the context states or implies otherwise; and when required by the context, each term shall include the plural as well as the singular, and vice versa.  Furthermore, in each Loan Document: (i) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; and (ii) references to any gender shall be construed to include any gender.

(b)           Definitions of each Person specifically defined herein or in each other Loan Document shall mean and include herein and therein, unless otherwise expressly provided to the contrary, the successors, assigns, heirs and legal representatives of each such Person.

(c)           Unless the context otherwise requires or unless otherwise expressly provided, references to this Agreement and each other Loan Document shall include all amendments, modifications, supplements, restatements, ratifications, renewals, increases, extensions, replacements, substitutions and rearrangements thereof or thereto, as applicable, and as in effect from time to time; provided, however, nothing contained in this sentence shall be construed to authorize any Person to execute or enter into any such amendments, modifications, supplements, restatements, ratifications, renewals, increases, extensions or rearrangements to a Loan Document to which it is a party, unless entered into and executed pursuant to the applicable provisions of the respective Loan Documents.

(d)           All accounting terms not specifically defined in a Loan Document shall be construed, and all accounting procedures, calculations and reporting required or provided for in any Loan Document shall be performed or prepared, as applicable, in accordance with GAAP consistently applied.

(e)           The term “Section” refers to Sections of this Agreement, and the terms “Annex”, “Exhibit” and “Schedule” refer to Annexes, Exhibits and Schedules attached hereto, reference to which is hereby made for incorporation herein for all intents and purposes, unless in any case the context states or implies otherwise.  The table of contents and headings in each Loan Document are inserted for convenience of reference only and shall be ignored when construing any such Loan Document.

(f)            Loans hereunder are distinguished by “Class” and by “Type”.  The “Class” of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to the determination whether such Loan is a Term A Loan, a Term B Loan, or a Revolving Loan, each of which constitutes a Class.  The “Type” of a Loan refers to the determination whether such Loan is a Base Rate Loan or a LIBOR Loan.  Loans may be identified by both Class and Type (e.g., a “Term A Base Rate Loan” is a Loan which is both a Term A Loan and a Base Rate Loan).

(g)           The Recitals and Waiver section of this Agreement shall be construed as part of this Agreement.

ARTICLE 2

THE CREDITS

SECTION 2.1         Commitments to Lend.

(a)           (1)           Term A Loans.  Pursuant to the Restated Agreement each Bank severally agreed to renew term loans (each a “Term A Loan”) to Operating Subsidiary in an amount not exceeding such Bank’s Term A Loan Commitment.  Such Term A Loans are subject to the terms and conditions set forth in this Agreement.  Each Bank’s Term A Loan Commitment shall include the sum of the principal balance now outstanding of all Term A Loans from such Bank to Operating Subsidiary, and the Term A Loan Commitments shall not exceed $8,261,750 in the aggregate for all Banks.  Any Term A Loan that is repaid or prepaid may not be reborrowed.

(2)           Term B Loans.  Pursuant to the Restated Agreement each Bank severally agreed to renew term loans (each a “Term B Loan”) to Mexico Subsidiary in an amount not exceeding such Bank’s Term B Loan Commitment.  Such Term B Loans are subject to the terms and conditions set forth in this Agreement.  Each Bank’s Term B Loan Commitment shall include the sum of the principal balance now outstanding of all Term B Loans from such Bank to Mexico Subsidiary, and the Term B Loans shall not exceed $775,000 in the aggregate for all Banks.  Any Term B Loan that is repaid or prepaid may not be reborrowed.

(b)           Revolving Loans.  From time to time during the Revolving Availability Period, each Bank severally agrees to make revolving loans (each a “Revolving Loan”) to Operating Subsidiary, on and subject to the terms and conditions set forth in this Agreement, in an aggregate principal amount at any one time outstanding up to but not exceeding such Bank’s Revolving Commitment; provided, however, at no time shall the aggregate principal amount of all Revolving Loans outstanding exceed the lesser of (i) the Consolidated Borrowing Base then in effect; and (ii) the Revolving Commitments of all Banks as shown on Annex A.  Subject to the terms and conditions of this Agreement, Revolving Loans may be borrowed, repaid and reborrowed at any time during the Revolving Availability Period without premium or penalty.

(c)           Intentionally omitted.

(d)           Amount of Borrowings: Borrowings Ratable.  Each Borrowing requested by Operating Subsidiary as a Revolving Loan shall be in a minimum principal amount of $100,000 or a multiple thereof, or if a lesser amount, the amount of the remaining unadvanced aggregate Revolving Commitments of all Banks.  All Borrowings hereunder shall be made from the Banks ratably in proportion to their respective Commitments of the relevant Class.

(e)           Types.  All Loans, other than the LIBOR Loans permitted under Section 2.5, shall be Base Rate Loans.

SECTION 2.2         Method of Borrowing.

(a)           Operating Subsidiary shall give the Agent notice in the form attached hereto as Exhibit A (each, a “Notice of Borrowing”), not later than 11:00 A.M. (San Antonio, Texas time) on the Business Day of each Borrowing under the Revolving Commitments, specifying (i) the date of such Borrowing, which shall be a Business Day; (ii) the aggregate amount of such Borrowing under the Revolving Loan; and (iii) the deposit account of the Agent’s Domestic Lending Office into which such Borrowing is requested to be deposited or complete wiring instructions for any other account of such Borrower to which such Borrowing is requested to be wired.

(b)           By 12:00 P.M. (San Antonio, Texas time) on the date of receipt of the applicable Notice of Borrowing from a Borrower, the Agent shall notify each Bank of the contents thereof and of such Bank’s ratable share of such Borrowing.  Such Notice of Borrowing shall not be revocable by such Borrower.

(c)           Not later than 1:00 P.M. (San Antonio, Texas time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, in immediately available funds, to the Agent at the account number of the Agent set forth in Annex A.  Unless the Agent determines that any applicable condition precedent has not been satisfied, the Agent will make the funds so received from each Bank available to the applicable Borrower in its deposit account designated in the applicable Notice of Borrowing, unless otherwise directed in writing by such Borrower and accepted by the Agent.

(d)           Unless the Agent has received notice from a Bank, prior to any proposed Borrowing, that such Bank does not intend to fund its Loan requested to be made on such date, the Agent may assume that such Bank has funded its Loan and is depositing the proceeds thereof with the Agent on such date, and the Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the applicable Borrower on such date.  If Loan proceeds corresponding to that amount are not in fact deposited with the Agent by such Bank on or prior to the funding date of such Loan, such Bank agrees to pay, and in the event such Bank fails to immediately pay, such Borrower agrees to repay, to the Agent forthwith on demand such corresponding amount, together with interest on the balance thereof from time to time outstanding for each day from the date such amount is disbursed to such Borrower until the date such amount is paid or repaid to the Agent, (i) in the case of such Borrower, at the interest rate applicable to such Borrowing; and (ii) in the case of such Bank, at the Federal Funds Rate.  If such Bank shall pay to the Agent such corresponding amount, the amount so paid shall constitute such Bank’s Loan as part of such Borrowing for the purposes of this Agreement.  If both such Bank and such Borrower shall repay such corresponding amount, the Agent shall promptly refund to such Borrower such corresponding amount (together with any interest paid thereon by such Borrower).  This Section 2.2(d) does not relieve any Bank of its obligation to make its Loans on any funding date therefor.  The obligations of each Bank hereunder are several, AND NEITHER ANY BANK NOR THE AGENT SHALL BE RESPONSIBLE FOR THE OBLIGATION OF ANY OTHER PERSON HEREUNDER (OR SUCH OTHER PERSON’S

DEFAULT IN THE PERFORMANCE THEREOF), nor will the failure by the Agent or any Bank to perform any of its respective obligations hereunder relieve the Agent or any other Bank from the performance of its respective obligations hereunder.

(e)           Unless otherwise directed in writing by the applicable Borrower and accepted by the Agent, all Borrowings made hereunder shall be disbursed by credit to the deposit account maintained by such Borrower at the Agent’s Domestic Lending Office that is designated in the applicable Notice of Borrowing.

SECTION 2.3         Notes.

(a)           The Term A Loans of each Bank shall be evidenced by a Term A Note, the Term B Loans of each Bank shall be evidenced by a Term B Note, and the Revolving Loans of each Bank shall be evidenced by a Revolving Note.

(b)           Each reference in this Agreement to the “Note” of such Bank shall be deemed to refer to and include any or all of the Notes referred to in the preceding clause (a), as the context may require.

(c)           Upon receipt of each Bank’s Notes pursuant to this Section 2.3, the Agent shall promptly mail or deliver such Notes to such Bank.  Each Bank shall record on its books, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the applicable Borrower with respect thereto; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower or any Bank hereunder or under any other Loan Document.  Each Bank is hereby irrevocably authorized by each Borrower to so endorse its Notes and to attach to and make a part of its Notes a continuation of any such schedule as and when required.

SECTION 2.4         Interest Rates and Payment.

(a)           Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due and payable, at a rate per annum equal to the lesser of (i) the sum of the Base Rate as in effect for each such day plus the Applicable Margin and (ii) the Maximum Rate.  Accrued, unpaid interest on the outstanding principal of the Base Rate Loans shall be due and payable on each Quarterly Date.  Any principal of and, to the extent permitted by Law, accrued and unpaid interest on any Base Rate Loan which has become due and payable shall bear interest on the unpaid portion thereof, payable on demand, for each day from such due date and until paid, at the Default Rate.

(b)           Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the lesser of (i) the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate and (ii) the Maximum Rate.  Accrued, unpaid interest on the outstanding principal of each LIBOR Loan shall be due and payable for each Interest Period (i) on the last day thereof for each LIBOR Loan having an Interest Period equal to one month or three months and (ii) on each Quarterly Date during the Interest Period and on the last day thereof for each LIBOR Loan having an Interest

Period equal to six months.  Any principal of and, to the extent permitted by Law, interest on any LIBOR Loan which has become due and payable shall bear interest on the unpaid portion thereof, payable on demand, for each day from such due date and until paid, at the Default Rate.

(c)           The Agent shall determine each interest rate applicable to the Loans hereunder and each fee hereunder.  Interest for all Base Rate Loans and all fees shall be computed on the basis of a year of 360 days, in each case for the actual number of days elapsed (including the first day but excluding the last day), except that, if use of a 360-day year would result in a rate in excess of the Maximum Rate, such computation will be made on the basis of a year consisting of 365 or 366 days, as appropriate.  Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding in the absence of manifest error.

(d)           Notwithstanding the foregoing, if at any time the applicable contractual rate of interest provided for herein (without reference to the Maximum Rate limitation) exceeds the Maximum Rate, then the rate of interest on any Loan or other Obligation shall be limited to the Maximum Rate during such time, and at all times thereafter (including periods during which any or all of such applicable contractual rates of interest have fallen below the Maximum Rate), the interest rate on any Loan or other Obligation shall be the Maximum Rate, or if there is no Maximum Rate in effect, the Agreed Maximum Rate, until the total amount of interest accrued on such Loan or other Obligation equals the amount of interest which would have accrued thereon if the applicable contractual rate of interest (without reference to the Maximum Rate limitation) had at all times been in effect; but in no event shall the aggregate interest payable or paid during the period beginning on the date the initial Loan is made until the Obligations are paid in full exceed an amount equal to interest at the Maximum Rate so long as the Maximum Rate shall be applicable to this Agreement and the transactions contemplated hereby.  If at maturity or final payment of any Note or other Obligations, as applicable, the total amount of interest paid or accrued on such Note or other Obligations under the foregoing provisions is less than the total amount of interest which would have been paid or accrued if the applicable contractual rate of interest provided for herein had at all times been in effect, then each Borrower agrees, to the fullest extent permitted by Law, to pay an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been paid or accrued on such Note or other Obligations, as applicable, if the Maximum Rate had at all times been in effect; and (B) the amount of interest which would have been paid or accrued on such Note or other Obligations, as applicable, if a rate per annum equal to the applicable contractual rate of interest provided for herein had at all times been in effect; and (ii) the amount of interest paid or accrued in accordance with the other provisions of such Note or other Obligations, as applicable.

(e)           The payment of interest (or any amount deemed to be interest) on any Note and on any other Obligation shall, in all respects regarding each Loan Document, be subject to the provisions of Section 10.8.

SECTION 2.5         LIBOR Loans.

Any LIBOR Loan outstanding as of the date of this Agreement shall be permitted to continue as the same Type of Loan for the duration of the current Interest Period set forth in the Continuation/Conversion Notice or Notice of Borrowing, as applicable, delivered to the Agent prior to May 1, 2004, with respect to such LIBOR Loan.  Each outstanding LIBOR Loan shall automatically convert into a Base Rate Loan on the last day of the applicable Interest Period.

SECTION 2.6         Commitment and Other Fees.  Subject to Section 10.8:

(a)           Operating Subsidiary shall pay to the Agent, for the ratable account of the Banks, the following fees: (i) 1/5 of 1% per annum on the total unused portion of the Revolving Commitments of all Banks during the Revolving Availability Period.  Such fees shall be payable quarterly in arrears on each Quarterly Date during the Revolving Availability Period and on the Revolving Commitment Termination Date.

SECTION 2.7         Termination of Commitments.

(a)           No further advances shall be made on the Term A Loans or the Term B Loans.

(b)           During the Revolving Availability Period, Operating Subsidiary may, upon at least five Business Days’ prior notice to the Agent, receipt of which notice Agent shall promptly notify the Banks, terminate at any time, or permanently reduce from time to time by an aggregate amount of $500,000 or any integral multiple thereof, the unused portion of the Revolving Commitments of all Banks.

(c)           Each termination or reduction of any Commitment pursuant to the provisions hereof shall apply proportionately to the respective Commitment of each Bank, and each such termination or permanent reduction, once terminated or so reduced, may not be reinstated.  If any Commitment is terminated in its entirety, all accrued commitment fees with respect thereto shall be due and payable on the effective day of such termination.

(d)           To the extent not theretofore terminated or permanently reduced, as applicable, pursuant to other provisions of this Agreement, the Revolving Commitments of all Banks shall terminate on January 31, 2005.

SECTION 2.8         Mandatory Prepayments.

(a)           If at any time (whether as a result of a temporary or permanent reduction in Commitments pursuant to Section 2.7, a change in the Consolidated Borrowing Base or otherwise), (i) the aggregate principal amount of all Revolving Loans outstanding exceeds the lesser of (x) the Consolidated Borrowing Base then in effect; and (y) the aggregate amount of the Revolving Commitments of all Banks, Operating Subsidiary shall immediately prepay the Revolving Loans in an amount at least equal to such excess; or (ii) the aggregate principal amount of all Term A Loans outstanding exceeds the aggregate amount of the Term A Commitments of all Banks, Operating Subsidiary shall immediately prepay the Term A Loans in an amount at least equal to such excess; or (iii) the aggregate principal amount of all Term B Loans outstanding exceeds the aggregate amount of the Term B Commitments of all Banks, Mexico Subsidiary shall immediately prepay the Term B Loans in an amount at least equal to such excess.  All such mandatory prepayments shall be accompanied by, and such Borrower shall pay, interest thereon which has accrued until the date of payment thereof.

(b)           By 11:00 A.M. (San Antonio, Texas time) on the date that a mandatory prepayment is required under Section 2.8(a), such Borrower shall select which outstanding Loans (indicating the Class and Type) are to be prepaid and shall notify the Agent thereof.  Such notice shall not be revocable by such Borrower.  By 12:00 P.M. (San Antonio, Texas time) on the date of receipt of such notice, the Agent shall notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.  Each such prepayment shall be applied to prepay ratably the respective Loans so selected.

(c)           As provided in Section 2.2(d), such Borrower shall immediately prepay the principal of, and accrued interest on, portions of Borrowings funded by the Agent as to which and to the extent a Bank has not funded its pro rata portion.

(d)           If at any time, Parent Company issues or sells any Indebtedness permitted under Section 6.2(vi), Operating Subsidiary shall immediately prepay the Term A Loans in amounts equal to, in the aggregate, the net cash proceeds received for such issuance or sale.  Such prepayment shall be applied to the payment of principal of the Term A Notes.  Each such prepayment with respect of the Term A Loans shall be applied, to the unpaid scheduled principal installments of such Loans in the inverse order of maturity thereof.

SECTION 2.9         Principal Payments on Loans.

(a)           On each Quarterly Date commencing June 30, 2004 and continuing consecutively until the payment of the Term A Loans in full, there shall be due and payable by Operating Subsidiary a principal installment in respect of outstanding Term A Loans in an aggregate principal amount of $275,000; PROVIDED, HOWEVER, the aggregate unpaid principal balance of the Term A Loans, together with accrued, unpaid interest thereon shall (unless the maturity thereof is sooner accelerated or otherwise becomes due and payable in accordance with the terms hereof or any other Loan Document) be due and payable in full by Operating Subsidiary on July 15, 2005.

(b)           On each Quarterly Date commencing June 30, 2004 and continuing consecutively until the payment of the Term B Loans in full, there shall be due and payable by Mexico Subsidiary a principal installment in respect of outstanding Term B Loans in an aggregate principal amount of $75,000; PROVIDED, HOWEVER, the aggregate unpaid principal balance of the Term B Loans, together with accrued, unpaid interest thereon shall (unless the maturity thereof is sooner accelerated or otherwise becomes due and payable in accordance with the terms hereof or any other Loan Document) be due and payable in full by Mexico Subsidiary on July 15, 2005.

(c)           Intentionally omitted.

(d)           By 11:00 A.M. (San Antonio, Texas time) on the date that a payment is required in respect of Loans under this Section 2.9, Operating Subsidiary or Mexico Subsidiary, as the case may be, shall select which outstanding Loans that are either (i) Base Rate Loans; or (ii) LIBOR Loans whose last day of its Interest Period corresponds to the applicable Quarterly Date (and so indicating the Type) are to be paid and shall notify the Agent thereof.  Such notice shall not be revocable by the applicable Borrower.  By 12:00 P.M. (San Antonio, Texas time) on the date of receipt of such notice, the Agent shall notify each Bank of the contents thereof and of such Bank’s ratable share of such payment.  Each such payment shall be applied to pay ratably the Loans so selected, or if the applicable Borrower has not timely notified and identified to the Agent (as herein provided) Loans for application, such payment shall be applied, ratably, by the Agent as it determines in its sole discretion.

(e)           The aggregate unpaid principal balance of the Revolving Loans, together with accrued, unpaid interest thereon shall (unless the maturity thereof is sooner accelerated or otherwise becomes due and payable by Operating Subsidiary in accordance with the terms hereof or any other Loan Document) mature and be due and payable by Operating Subsidiary on the Revolving Commitment Termination Date.

SECTION 2.10       Optional Prepayments.

(a)           Each Borrower may, upon notice to the Agent given not later than 12:00 P.M. (San Antonio, Texas time) on (i) the Business Day of prepayment of any Base Rate Loan; and (ii) the LIBOR-Business-Day prior to the date of prepayment of any LIBOR Loan, prepay (without premium or penalty, other than any funding losses as provided in Section 2.12) any Loan in whole at any time, or from time to time in part, in minimum principal amounts of $100,000 or any integral multiple thereof; provided however, LIBOR Loans may be prepaid only on the last day of the Interest Period for such Loan.  Such notice shall specify the date and amount of prepayment and the Loan or Loans (indicating the corresponding Class or Type) applicable to such prepayment and shall not be revocable by such Borrower.  The payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest thereon and other fees and expenses due and owing by such Borrower to the date of prepayment.  Any such prepayment of Term Loans shall be applied ratably, to the unpaid scheduled principal installments of such Loans in the inverse order of maturity thereof.

(b)           Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share, if any, of such prepayment.

SECTION 2.11       General Provisions as to Payments.  (i) Operating Subsidiary shall make each payment of principal of and interest on the Term A Loans, and the Revolving Loans; (ii) Mexico Subsidiary shall make each payment of principal of and interest on the Term B Loans; and (iii) each Borrower shall make each payment of fees or any other Obligations of such Borrower, in U.S. dollars, not later than 12:00 P.M. (San Antonio, Texas time) on the date when due (it being understood that interest shall accrue and be payable for such date on any amounts which are paid after 12:00 P.M. (San Antonio, Texas time)), in immediately available funds, without deduction, set-off or counterclaim to the Agent or any Bank at the account of the Agent set forth in Annex A.  By 1:00 P.M. (San Antonio time) on the date of receipt, the Agent will distribute to each Bank (as applicable), in accordance with the terms of this Agreement, its ratable share of each such payment.  Whenever any payment of principal of or interest on the LIBOR Loans shall be due on a day which is not a LIBOR-Business-Day, the date for payment thereof shall be extended to the next succeeding LIBOR-Business-Day unless such LIBOR-Business-Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding LIBOR-Business-Day.  Whenever any payment of any other

Obligations shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.  If the date for any payment of principal is extended as provided above or by operation of law or otherwise, interest thereon shall be payable for such extended time.  Unless the Agent has received notice from any Borrower prior to the date on which any payment is due to each Bank or the Agent hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent such Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at a rate per annum equal to the Federal Funds Rate.  In the event any payment received by the Agent and so paid to Banks is rescinded or must otherwise be returned by the Agent, each Bank shall, upon the request of the Agent, repay to the Agent the amount of such payment paid to such Bank, together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at a rate per annum equal to the Federal Funds Rate.

SECTION 2.12       Funding Losses.  If any Borrower (i) makes any payment or prepayment of principal with respect to any LIBOR Loan, pursuant to Article 2 or otherwise, on any day other than the last day of the Interest Period applicable thereto; or (ii) fails to pay or prepay any LIBOR Loans after notice has been given to any Bank in accordance with Section 2.2(b) or 2.10(b), then such Borrower shall, subject to Section 10.8, indemnify and reimburse Agent and/or each Bank, as applicable, on demand for any loss or expense incurred or sustained by it as a consequence of any thereof, including any loss incurred or sustained in obtaining, liquidating, employing or redeploying deposits from third parties, and including loss of Applicable Margin, for the period after any such payment through the end of such Interest Period; provided that the Agent and/or such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense which certificate shall be conclusive and binding against such Borrower, absent calculational error.

SECTION 2.13       Sharing of Payments, etc.  Each of the Agent and the Banks agrees that if it shall, whether through the exercise of rights under any Loan Document or rights of banker’s lien, set-off, counterclaim or otherwise against any Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it by such Borrower which, taking into account all distributions made by the Agent under this Agreement causes the Agent or such Bank to have received more than it would have received had such payment been received by the Agent and distributed pursuant to this Agreement, then (i) it shall notify the Agent and each of the other Banks; (ii) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause the Agent and all Banks to share all payments as provided for herein; and (iii) such other adjustments shall be made from time to time as shall be equitable to ensure that the Agent and all Banks share all payments of Obligations as provided for herein; provided, however, nothing contained herein shall in any way affect the right of the Agent or any Bank to obtain payment (whether by exercise of rights of banker’s lien, set-off, counterclaim or otherwise) of indebtedness other than the Obligations.  Each Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker’s lien, set-off or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation.  If all or any part of any funds transferred pursuant to this Section 2.13 is thereafter recovered from the seller under this Section 2.13 which received the same, the purchase provided for in this Section 2.13 shall be deemed to have been rescinded and the purchase price restored to the extent of such recovery, together with interest if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

SECTION 2.14       Taxes.

(a)           No Deduction for Certain Taxes.  Any and all payments by each Borrower shall be made, in accordance with Sections 2.4 and 2.6, free and clear of and without deduction for any and all present or future Taxes.  If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14), such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)           Other Taxes.  In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as “Other Taxes”).

(c)           Indemnification.  EACH BORROWER INDEMNIFIES EACH BANK AND THE AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 2.14) PAID BY SUCH BANK OR THE AGENT, AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED.  EACH PAYMENT REQUIRED TO BE MADE BY ANY BORROWER IN RESPECT OF THIS INDEMNIFICATION SHALL BE MADE TO THE AGENT FOR THE BENEFIT OF ANY PARTY CLAIMING SUCH INDEMNIFICATION WITHIN 30 DAYS FROM THE DAY THE BORROWER RECEIVES WRITTEN DEMAND DETAILING THE CALCULATION OF SUCH AMOUNTS THEREFOR FROM THE AGENT ON BEHALF OF ITSELF AS AGENT OR ANY SUCH BANK.  IF ANY BANK OR THE AGENT RECEIVES A REFUND IN RESPECT OF ANY TAXES PAID BY ANY BORROWER, UNDER THIS SECTION 2.14(c), SUCH BANK OR THE AGENT, AS THE CASE MAY BE, SHALL PROMPTLY PAY TO SUCH BORROWER ITS SHARE OF SUCH REFUND.

(d)           Evidence of Tax Payments.  Each Borrower will pay prior to delinquency all Taxes payable in respect of any payment due hereunder.  Within 30 days after the date of any payment of such Taxes, each Borrower will furnish to the Agent, at its address referred to in Annex A, the original or a certified copy of a receipt evidencing payment of such Taxes.

SECTION 2.15       Pro Rata Treatment.  Except as required under Section 2.8(c), Section 2.8(d), Section 2.12, and Article 9, each Borrowing, each payment or pre-payment of principal of any Borrowing, each payment of interest on the Loans, each payment of the fees, each termination or reduction of the Commitments, and each refinancing of any Borrowing, shall be allocated ratably and pro rata among the Banks in accordance with their respective Commitments.  Each Bank agrees that in computing such Bank’s portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Bank’s portion of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.16       Proceeds of Loans.  The proceeds of the Term A Loans shall be used by Operating Subsidiary solely to (i) refinance the unpaid principal balance of indebtedness used for the expansion of Operating Subsidiary’s manufacturing facility in San Antonio, Texas; (ii) refinance the unpaid principal balance of existing loans which financed the purchase of equipment of Operating Subsidiary; and (iii) refinance the balance of the Acquisition Loans.  The proceeds of the Term B Loans shall be used to refinance the principal balance of indebtedness used by Mexico Subsidiary solely to (i) finance the expansion of Mexico Subsidiary’s maquiladora plant in Mexico; and (ii) to refinance the unpaid principal balance of existing loans which financed the purchase of such maquiladora plant.  The proceeds of the Revolving Loans shall be used by Operating Subsidiary (i) to provide working capital for Operating Subsidiary, its Affiliates that are Loan Parties and Australian Subsidiary; (ii) to finance capital expenditures; and (iii) for general corporate purposes for Operating Subsidiary, its Affiliates that are Loan Parties and Australian Subsidiary.

ARTICLE 3

CONDITIONS

SECTION 3.1         Initial Loans on the Closing Date.  The obligations of the Banks to make the initial Revolving Loan on or after the Closing Date are subject to the conditions precedent that on or before the Closing Date, the Agent shall have received, there shall have been performed and there shall exist, the documents, actions and other matters set forth in Annex C hereto, each in form, scope and substance, and (as applicable) dated as of a date, satisfactory to the Agent and its counsel.

SECTION 3.2         All Loans.  The obligations of the Banks to make each Revolving Loan are subject to the satisfaction of the Agent as to the following conditions precedent:

(a)           Representations True and No Defaults.  (i) The representations and warranties contained and referred to in Article 4 (other than those representations and warranties limited by their terms to a specific date) shall be true, complete and accurate in all material respects on and as of the date of the Credit Event as though made on and as of such date; (ii) no event shall have occurred since the date of the most recent financial statements delivered pursuant to Section 5.1

(or in the case of a Credit Event prior to the delivery of such statements, since the date of this Agreement), that has caused a Material Adverse Effect; and (iii) no Event of Default or Default shall have occurred and be continuing.

(b)           No Material Adverse Change.  As of the date of the Credit Event, (i) no change or event that might cause a Material Adverse Effect shall have occurred since the date of this Agreement; and (ii) no Current Material Adverse Event shall have occurred, including any Current Material Adverse Event related to, connected with, resulting from, implied by or flowing from any matters described in Annex D-1 and/or Annex D-2 hereto.

(c)           Borrowing Documents.  The Agent shall have received (i) a certificate signed by an Authorized Officer of the requesting Borrower dated as of such date to the effects set forth in Section 3.2(a); (ii) a Notice of Borrowing delivered in accordance with Section 2.2(a); and (iii) such other documents and certificates relating to the transactions herein contemplated as the Banks (through the Agent) may reasonably require.

SECTION 3.3         Intentionally Omitted.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

To induce each of the Agent and the Banks to enter into and perform its agreements pursuant to this Agreement, each Borrower and Parent Company (i) make and reaffirm to each of the Agent and the Banks each of the representations and warranties contained in each Loan Document; and (ii) without duplication, represent and warrant to each of the Agent and the Banks that, at the time of execution hereof and the transactions contemplated hereby and as of each of the dates of each of the financial statements required to be delivered, from time to time, pursuant to Section 5.1:

SECTION 4.1         Entity Status; Power and Authority.  Each Company is a corporation or limited partnership duly organized and validly existing in good standing under the laws of the State of incorporation or organization and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the failure to be so qualified could have a Material Adverse Effect, all of which jurisdictions are set forth in Schedule 4.1 hereto.  Each Company has the corporate power and authority and all Legal Rights which are necessary (i) to own, lease, use and operate its respective Property and to transact its business as now being and as proposed to be conducted; and (ii) to execute and deliver each Loan Document, perform and comply with all obligations and agreements thereunder and consummate the transactions contemplated thereby.

SECTION 4.2         Authorization; Consents.  The execution, delivery and performance by each Company of each Loan Document to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate and other action by, on behalf of, and with respect to, each Company, and no consent, approval, authorization, declaration, filing, order or other action by, on behalf of, or with respect to, any Company is required of, or from, any Governmental Authority or other Person in connection with any of such execution, delivery or performance, or the validity or enforceability of any

Loan Document against each Company which is a party thereto or any Property covered thereby which has not been obtained and is final and in full force and effect.

SECTION 4.3         No Conflicts.  Neither the execution or delivery of any Loan Document, nor the consummation of any transaction contemplated therein, nor the performance of, or compliance with, any of the terms and provisions thereof, does or will (i) conflict with, or result in or constitute a breach, violation or default of, or require a consent under, (A) any provision of Law to which any Company or any of its Property is subject or bound; (B) any judgment or Legal Right applicable to any Company or any of its Property; (C) any lease, indenture, loan agreement, note, purchase or acquisition agreement, mortgage, deed of trust or other agreement or instrument to which any Company is a party or by which it or any of its Property may be bound or subject; or (D) any provision of the charter or bylaws of any Company; or (E) result in the creation or imposition of any Lien or Negative Pledge upon any Company or any of its Property, except for the benefit of the Agent and the Banks.

SECTION 4.4         Enforceable Obligations.  Each Loan Document has been duly executed and delivered by each Company which is a party thereto and constitutes the legal, valid and binding obligations of each Company, enforceable against each Company in accordance with its respective terms.

SECTION 4.5         Title to Properties.  Each Company has good and indefeasible title to, or valid leasehold interests in, as applicable, all of its Property, free and clear of all Liens (except Permitted Liens), Negative Pledges and any other adverse claims of any nature, except any of the foregoing which are for the benefit of the Agent and the Banks.  Except as set forth in Schedule 4.5 there are no financing statements, lien instruments, abstracts of judgment, levies, executions or other filings of record in any jurisdiction naming any Company as “debtor”, “mortgagor”, “obligor” or the like, or covering any Property of any Company, except those evidencing Permitted Liens.

SECTION 4.6         Financial Condition.

(a)           Financial Statements.  Each Borrower has delivered to the Agent copies of the (i) audited consolidated balance sheet of the Companies as of each of December 31, 1999, 2000, 2001 and 2002, and the related audited consolidated statements of income, stockholders’ equity and cash flows for the years ended on such dates; (ii) copies of the unaudited consolidated balance sheet of the Companies as of 2003, and the related unaudited consolidated statements of income, stockholders’ equity and cash flows for 2003; and (iii) copies of the unaudited consolidated balance sheet of the Companies as of March 31, 2004 and the related unaudited consolidated statements of income and cash flows for the quarter ended on such date.  Such financial statements (together with related schedules and notes, the “Financial Statements”) are true, complete and accurate, fairly present the financial condition of the Companies as of the respective dates thereof and have been prepared in accordance with GAAP applied throughout the periods covered thereby on a basis consistent with that of prior periods, subject to normal year-end audit adjustments. Without limiting the representation set forth in this Section, the Borrowers and the Parent Company wish to advise the Agent and the Banks that on February 4, 2004, the Company’s former independent auditor, KPMG Peat Marwick, LLP notified the Parent Company that their auditors’ report dated February 26, 2003 for the consolidated financial statements of Parent Company dated as of December 31, 2002 and 2001 and for the three years ended December 31, 2002, 2001 and 2000 should no longer be relied upon.  As of the date hereof, no Company has any (i) obligations, liabilities or other Indebtedness (including Guarantees); or (ii) Investments in any Person which are (separately or in the aggregate) not reflected in such Financial Statements; and there has been no Material Adverse Effect since the date of the Financial Statements, except events and circumstances specifically listed and specifically described on Annex D-1 and/or Annex D-2 to the extent they are currently in existence as of the date this Agreement is made and entered into, but not including in such exception any events and circumstances not specifically described on Annex D-1 and/or Annex D-2 even if they could be construed as being implied by, relating to, arising out of, resulting from or flowing from, or otherwise connected with, events and circumstances specifically listed and specifically described on Annex D-1 and/or Annex D-2; and no Current Material Adverse Event has occurred, including any Current Material Adverse Event related to, connected with, resulting from, implied by or flowing from any matters described in Annex D-1 and/or Annex D-2 hereto.

(b)           Solvency.  Upon giving effect to the issuance of each Note (and the incurrence of the Indebtedness thereunder), the execution, delivery and performance of each Loan Document by each Company which is a party thereto, and the consummation of the transactions contemplated thereby, the following are and will be true, complete and accurate in all material respects as to each Company:

(i)            the fair saleable value of the assets of each Company exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Company, as they mature;

(ii)           the assets of each Company do not constitute unreasonably small capital for such Company to carry out its business as now conducted and as proposed by it to be conducted;

(iii)          no Company intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Company, and of amounts to be payable on or in respect of debt of such Company); and

(iv)          no Company intends, nor believes, that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

SECTION 4.7         Full Disclosure.  There is no fact that any Company has not disclosed to the Banks which might reasonably be expected to have a Material Adverse Effect.  Neither the financial information referenced in Section 4.6(a) nor any certificate, report, exhibit, schedule, statement, disclosure letter or other information furnished to the Agent or any Bank by, or on behalf of, any Company, whether heretofore or herewith, in connection with the negotiation, preparation, execution, delivery or consummation of this Agreement and the other Loan Documents, or included therein or delivered pursuant thereto, contains any untrue statement of a material fact or omits or omitted to state any material fact necessary to make and keep the statements contained herein or therein from being misleading.  All information furnished after the date hereof by or on behalf of any Company shall be true, complete and accurate in all material respects.

SECTION 4.8         No Default or Adverse Condition.  No event has occurred and is continuing which constitutes a Default or an Event of Default that has not been waived pursuant to the Limited Waiver, and other than as specifically disclosed in Annex D-1 and/or Annex D-2, there exists no event, circumstance, condition or casualty (whether or not covered by insurance) which could have a Material Adverse Effect; provided, however, that such exception with respect to matters disclosed in Annex D-1 and/or Annex D-2 does not include any events or circumstances not specifically described on Annex D-1 and/or Annex D-2 even if they could be construed as being implied by, relating to, arising out of, resulting from or flowing from, or otherwise connected with, events and circumstances specifically listed and specifically described on Annex D-1 and/or Annex D-2.  No Current Material Adverse Event has occurred, including any Current Material Adverse Event related to, connected with, resulting from, implied by or flowing from any matters described in Annex D-1 and/or Annex D-2 hereto.  The Borrowers and Parent Company do not know that any event, circumstance or condition disclosed in Annex D-1 and/or Annex D-2 will in fact have a Material Adverse Effect.

SECTION 4.9         Material Agreements; Insurance.  Except as disclosed in Schedule 4.9A, no Company is in default under, or in violation or breach of (nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under, or a violation or breach of), (i) its charter, bylaws or other internal governance document; (ii) any Judgment affecting it or any of its Property; or (iii) any partnership agreement or any material indenture promissory note, contract, lease, purchase or acquisition agreement, loan agreement, mortgage, deed of trust, security agreement, license, permit, franchise or other material agreement or obligation to which it is a party or by which it or any of its Property is bound.  Attached hereto as Schedule 4.9B is a complete and correct list of all of each Company’s material patents, trademarks, trade names, copyrights and service marks and all applications, registrations and licenses relating thereto.  Each Company maintains insurance in compliance with Section 5.10.

SECTION 4.10       No Litigation.  Except as set forth on Schedule 4.10 (and therein designating which of the following clauses (i) through (v) is applicable thereto), as of the date hereof, there is no Litigation or Judgment pending, or to the knowledge of any Company threatened, against, affecting or challenging (as applicable) (i) any Property of any Company, including, without limitation, each Company’s sole legal and beneficial title therein and all Legal Rights with respect thereto; (ii) the validity or enforceability of any Loan Document; (iii) the ability of each Company to enter into, execute, deliver and perform its obligations under each Loan Document to which it is a party as provided therein, and otherwise to consummate the actions and transactions contemplated thereby; (iv) any Company which, if adversely determined, could reasonably be expected to result in a Judgment, individually or when aggregated with all other Judgments, (A) for the payment of money in excess of $1 million (regardless of insurance coverage); or (B) for the forfeiture of any Legal Rights of any Company (other than of a trivial or non-consequential nature), or (v) any Company, or any of its respective Property or Legal Rights, which might otherwise have a Material Adverse Effect.

SECTION 4.11       Use of Proceeds: Margin Stock.  The proceeds of the Loans will be used solely as provided in Section 2.16, and none of such proceeds will be used (i) for the purpose of purchasing or carrying any “margin stock” as defined in Regulations G, T, U or X; (ii) for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry a “margin stock”; or (iii) for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulations G, T, U or X.  No Company nor any Person acting on behalf of any Company is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock”.  No Company nor any Person acting on behalf of any Company has taken or will take any action which might cause any of the Loan Documents to violate Regulations G, T, U or X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate the Exchange or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

SECTION 4.12       No Financing of Regulated Corporate Takeovers.  No proceeds of the Loans will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Exchange Act, including particularly Sections 13(d) and 14(d) thereof.

SECTION 4.13       Taxes.  All Tax returns, reports, statements and filings required to be filed by each Company in any jurisdiction have been timely and correctly filed, and all Taxes upon each Company or any of its Property have been paid prior to the time that such Taxes could give rise to a Lien thereon, except for Contested Claims.  No tax or similar Lien has been filed on, or is being enforced against, any Company or any of its Property, and no United States Federal income tax returns of any Company have ever been and are not now being, examined or audited.  There is no proposed Tax assessment against any Company or any of its Property, and there is no basis for any such assessment.

SECTION 4.14       Principal Office; Names; Primary Business.  The actual and anticipated principal place of business of each Company, or if it has more than one such place, its chief executive office, is shown in Schedule 4.14, and each Company intends to maintain its principal records and books at such office.  Schedule 4.14 also lists the address of each location at which each Company operates or conducts its business or maintains or stores any of its equipment, inventory or other Property.  No Company (i) is not now conducting, nor does it currently plan hereafter to conduct, any business or operations, or owned or is owning or operated or is operating, or currently plans hereafter to own or operate, any Property, in any name, other than set forth on Schedule 4.14; and (ii) has not heretofore merged into, consolidated with, or acquired, and has no current plans to merge into, consolidate with or acquire, any Person other than as set forth on Schedule 4.14.  The primary business of each Company is the designing, engineering, manufacturing and marketing of fountain soft drink dispensing systems and citrus beverage dispensing systems.

SECTION 4.15       Subsidiaries.  No Company has any Subsidiaries and is not a general or limited partner in any Person, except as set forth in Schedule 4.15, which lists as to each Subsidiary or general or limited partnership interest: name of entity; (ii) jurisdiction of incorporation or organization; (iii) foreign qualification; (iv) share/percentage/nature ownership; and (v) primary business.  Except as set forth in Schedule 4.15, there are no outstanding warrants, options, rights, contracts or commitments of (A) any Company, other than Parent

Company, of any kind entitling any Person to purchase or otherwise acquire (a) any shares of capital stock of such Company; or (b) any securities convertible into or exchangeable for any shares of capital stock of such Company; or (B) Parent Company of any kind entitling any Person to purchase or otherwise acquire (x) more than 5% of the outstanding shares of capital stock of Parent Company (assuming the full conversion or exercise of any securities convertible into or exchangeable for shares of capital stock of Parent Company); or (y) any securities convertible into or exchangeable for 5% of the shares of capital stock of Parent Company (assuming the full conversion or exercise of any securities convertible into or exchangeable for shares of capital stock of Parent Company).

SECTION 4.16       ERISA.  No Reportable Event (as defined in Section 4043(b) of ERISA) to which the notice requirement has not been waived has occurred with respect to any Plan.  Each Plan complies with all applicable provisions of ERISA, and each Company has filed all reports required by ERISA and the Code to be filed with respect to each Plan.  No Company has any knowledge of any event which could result in a liability of such Company to the PBGC.  Each Company has met all requirements with respect to funding the Plans imposed by ERISA or the Code.  Since January 1, 1986, there have not been any, nor are there now existing any events or conditions that would permit, termination of any Plan under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to any Property of any Company.  The value of the Plans’ liabilities as defined in Section 4001(a)(16) of ERISA on the date hereof does not exceed the value of such Plans’ assets allocable to such benefits as of the date of this Agreement and shall not be permitted to do so hereafter.  No Plan is or has been a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

SECTION 4.17       Compliance with Law.  Except as disclosed in Schedule 4.17, each Company has complied in all material respects with, and is in compliance in all material respects with, all Laws applicable to it and its Property, including Environmental Laws and the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 200, et seq., as amended, including specifically, but without limitation, 29 U.S.C. Section 215(a).

SECTION 4.18       Government Regulation.  No Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law which regulates either the incurring by such Company of Indebtedness or the determination or setting of, or changes to, the rates or amounts charged by Borrower for the goods or products it sells or the services it performs, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.  No Company is (i) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and no Company is “controlled” by such a company; or (ii) a “holding company” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended, and is not a “subsidiary company” or an “affiliate” of any such company.

SECTION 4.19       Insider.  No Company is, and no Person having “control” (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of any Company is, an “executive officer”, “director” or “principal shareholder” (as those terms are defined in 12 U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of any Bank, of a bank holding company of which any Bank is a Subsidiary, or of any Subsidiary of a bank holding company of which any Bank is a Subsidiary.

SECTION 4.20       Certain Environmental Matters.  Except as disclosed in Schedule 4.20, (i) no Company (A) is aware of, received notice of or otherwise learned of any Environmental Complaint or Environmental Liability which could individually or in the aggregate have a Material Adverse Effect; (B) has any threatened or actual liability (contingent, direct or otherwise) in connection with the release or threatened release, generation, handling, treatment, storage, disposal or transportation of any Hazardous Material, or other substance which could individually or in the aggregate have a Material Adverse Effect; (C) is aware of, received notice of or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release, and/or the generation, handling, treatment, storage, disposal or transportation of any Hazardous Material for which such Company is or may be liable; and (D) is in violation of any Judgment or Litigation based upon Environmental Laws, or subject to any such Judgment or Litigation; (ii) each Company (A) has, in full force and effect, all permits, licenses, approvals and other authorizations necessary for the use and operation of its Property, including, the generation, handling, treatment, storage, disposal, transportation or release of any Hazardous Material; and (B) is in compliance with all Environmental Laws, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect or to result in any Environmental Liability that could reasonably be expected to have a Material Adverse Effect; and (iii) all Properties of each Company are free from any Hazardous Material and Environmental Liens.  There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of, or which are in the possession or knowledge of, any Company, or any of such Company’s predecessors, in relation to any Property now or previously owned or leased by such Company, or any of such Company’s predecessors, which have not been (y) made available to any Bank or its agents, employees or contractors; and (z) listed in Schedule 4.20.  No Company has received a notice of any Environmental Liability, Environmental Lien or Environmental Complaint other than those that have been provided to the Agent and listed in Schedule 4.20.

SECTION 4.21       Insurance; Certifications.  The insurance certificates delivered pursuant to Section 3.1 are true, correct and complete, and the insurance coverage set forth therein complies in all regards with the requirements set forth in Section 5.10.  In furtherance of the foregoing, but not in limitation thereof, and in furtherance of all other matters as to which certifications are required pursuant to Section 3.1, all matters certified to by each and every Person which were evidenced by certificates and certifications referred to in Section 3.1 were true, correct and complete, as so certified and received by the Agent and each Bank, as of the Closing Date and were certified by officers of each Company, each of whom was authorized to execute and deliver such certificate for and on behalf of such Company.

ARTICLE 5

AFFIRMATIVE COVENANTS

Until payment in full of the Notes, the payment and performance of all other Obligations, and so long as the Banks have any obligation hereunder to make any Loans, each Borrower and

Parent Company will, and Parent Company will cause each Company to, punctually and completely perform and observe each of the following covenants:

SECTION 5.1         Financial Statements, Reports and Documents.  Each Borrower shall deliver the following to the Agent, in form, substance and scope satisfactory to Agent and otherwise as provided herein:

(a)           Monthly Statements.  As soon as available, and in any event within 30 days after the end of each month, copies of the consolidated statements of income and cash flow and consolidating statements of income of the Companies for such month and for the portion of the Fiscal Year ending with such month, and the related consolidated balance sheets as at the end of such period, in each case setting forth in comparative form the corresponding figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and certified, with respect to the consolidated financial statements, by the president, chief financial officer or controller of Parent Company as being true, complete and accurate in all material respects, as fairly presenting the consolidated financial condition and results of operations of the Companies for the periods therein covered, and as having been prepared in accordance with GAAP, subject to normal year-end audit adjustments and Quarter Review Adjustments, and certified, with respect to consolidating financial statements, by the president, chief financial officer or controller of Parent Company as being, to the best of their knowledge, true, complete and accurate in all material respects; provided that, such materiality shall be based on the impact of the information on the consolidated financial statements and not on the impact on any individual direct or indirect subsidiary of the Parent Company;

(b)           Annual Statements.

(i)            The Company has engaged BDO Seidman LLP to audit the financial statements of Parent Company dated as of December 31, 2002 and 2001 and for the three years ended December 31, 2002, 2001 and 2000 (the “Re-Audited Financial Statements”).  As soon as available, and in any event on or before July 31, 2004, copies of the Re-Audited Financial Statements, which will include audited consolidated statements of income, stockholders’ equity and cash flow and unaudited consolidating statements of income of the Companies for Fiscal Years 2000, 2001 and 2002, and the related audited consolidated balance sheets of the Companies as at the end of 2001 and 2002, in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail and accompanied by (i) an unqualified opinion (except as permitted in Section 5.1(b)(iv)) of BDO Seidman LLP or other independent, public accountants of recognized national standing selected by Borrowers and satisfactory to the Banks, to the effect that, with respect to the consolidated financial statements, such financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present the consolidated financial condition and results of operations of the Companies, as at the end of, and for, such Fiscal Years; and (ii) a certificate executed by the president, chief financial officer or controller of Parent Company to the same effect as such opinion and to the effect with respect to consolidating financial statements that the information contained in the consolidating financial statements is, to the best of their knowledge, true, complete and accurate in all material respects; provided that, such materiality shall be based on the impact of the information on the consolidated financial statements and not on the impact on any individual direct or indirect subsidiary of the Parent Company;

(ii)           As soon as available, and in any event on or before July 31, 2004, copies of the audited consolidated statements of income, stockholders’ equity and cash flow and unaudited consolidating statements of income of the Companies for Fiscal Year 2003, and the related audited consolidated balance sheets of the Companies as at the end of such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail and accompanied by (i) an unqualified opinion (except as permitted in Section 5.1(b)(iv)) of BDO Seidman LLP or other independent, public accountants of recognized national standing selected by Borrowers and satisfactory to the Banks, to the effect that, with respect to the consolidated financial statements, such financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present the consolidated financial condition and results of operations of the Companies, as at the end of, and for, such Fiscal Year; and (ii) a certificate executed by the president, chief financial officer or controller of Parent Company to the same effect as such opinion and to the effect with respect to consolidating financial statements that the information contained in the consolidating financial statements is, to the best of their knowledge, true, complete and accurate in all material respects; provided that, such materiality shall be based on the impact of the information on the consolidated financial statements and not on the impact on any individual direct or indirect subsidiary of the Parent Company;

(iii)          As soon as available, and in any event within 95 days after the end of each Fiscal Year after 2003, copies of the audited consolidated statements of income, stockholders’ equity and cash flow and unaudited consolidating statements of income of the Companies for such Fiscal Year, and the related audited consolidated balance sheets of the Companies as at the end of such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail and accompanied by (A) an unqualified opinion of BDO Seidman LLP or other independent, public accountants of recognized national standing selected by Borrowers and satisfactory to the Banks, to the effect that, with respect to the consolidated financial statements, such financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present the consolidated financial condition and results of operations of the Companies, as at the end of, and for, such Fiscal Year; and (B) a certificate executed by the president, chief financial officer or controller of Parent Company to the same effect as such opinion and to the effect with respect to consolidating financial statements that the information contained in the consolidating financial statements is, to the best of their knowledge, true, complete and accurate in all material respects; provided that, such materiality shall be based on the impact of the information on the consolidated financial statements and not on the impact on any individual direct or indirect subsidiary of the Parent Company;

(iv)          The auditor’s opinions referenced in clauses (i) and (ii) above may be qualified as follows (to the extent such qualifications do not result in non-compliance with applicable requirements of the Securities and Exchange Commission):

(1)           Such opinions may contain references to reliance on auditor’s opinion(s) of KPMG LLP and/or Arthur Anderson LLP with regard to audits for Lancer FBD Partnership, Ltd. joint venture to the effect that the auditors may rely on such other auditors’ opinion(s) that remain in effect with respect to Lancer FBD Partnership; provided that such a qualification shall cease to be allowed if such other auditor(s) withdraws such opinion(s); and

(2)           Such opinions may contain scope limitations relating to (a) any Company’s inventory or accounts receivables in 1999 or 2000 that relate solely to the auditor’s inability to do actual physical inventory verification and/or accounts receivable confirmation, or (b) any Company’s Brazilian operations that relate solely to the auditor’s physical examination of books and records for 1999, 2000 and 2001 due to the closure of such operations in 2002.

In addition, such opinions may contain emphasis (explanatory) paragraph(s) relating solely to Companies’ adoption of new accounting pronouncements promulgated by the Financial Accounting Standards Board so long as the adoption and implementation thereof would not violate Section 1.2 or Section 6.8 of this Agreement;

(c)           Audit, Management and Other Reports.  Immediately upon the request of the Agent, a copy of each written report submitted to any Company by independent accountants in any annual, quarterly or special audit, review or examination;

(d)           SEC and Other Reports.  Promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by any Company to its stockholders or debtholders generally and of each regular or periodic report, registration statement or prospectus filed by any Company with any securities exchange or the Securities and Exchange Commission or any successor agency or any similar Governmental Authority of a foreign country, and of any order issued by any Governmental Authority in any proceeding to which any Company is a party;

(e)           Compliance Certificate.  Within one week of the delivery of financial statements delivered pursuant to Sections 5.1(b)(i) and 5.1(b)(ii) and concurrently with the delivery of the financial statements delivered pursuant to Sections 5.1(a) and 5.1(b)(iii), respectively, a certificate in the form of Exhibit M, executed by the president, chief financial officer or controller of Parent Company, (i) stating that a diligent review of the activities of the Companies during such period has been made under such officer’s supervision and that to the knowledge of such officer, each Company has observed, performed and fulfilled each and every obligation and covenant contained in each Loan Document to which it is a party and is not in Default under any Loan Document to which it is a party, or, if any such Default has occurred, specifying the nature and status thereof; and (ii) setting forth in reasonable detail the computation and information necessary to determine whether the Companies are in compliance with Section 6.1 as of the end of the respective month or Fiscal Year, as applicable; provided, however, with respect to any Permitted Acquisition, each Borrower shall (A) deliver such certificate, with preliminary pro forma financial information required under Article 6 on the closing date of such Permitted Acquisition; and (B) deliver such a certificate with final pro forma financial information required under Article 6, within 75 days after the closing date of such Permitted Acquisition; and

provided further that with respect to the financial statements delivered pursuant to 5.1(b)(i) such certificate shall be adjusted to the extent necessary to conform to the covenants applicable to such Fiscal Years under the terms of the Restated Agreement as then in effect for such Fiscal Years.

(f)            Monthly Reports.  Within 30 days after the end of each Fiscal Month, (i) a Consolidated Borrowing Base Certificate in the form of Exhibit N, executed by the president or chief financial officer of Parent Company, with information required therein completed to reflect the Consolidated Borrowing Base as of the end of the Fiscal Month; and (ii) an aging schedule of accounts receivable in summary form, certified by the president or chief financial officer of Parent Company, which reflects aging of current accounts receivable of the Companies which are current or 30, 60 or 90 days past due as of the end of such preceding Fiscal Month;

(g)           Insurance Report.  Within 15 days after any significant change in insurance coverage by Borrower, a report describing such change; and, within 90 days after the end of each Fiscal Year, a report describing the insurance coverage of Borrower;

(h)           Litigation Reports.  Within (i) 90 days after the end of each Fiscal Year, complete reports by counsel to each Company describing all Litigation affecting such Company or any of its Property which could reasonably be expected to (A) result in a Judgment in excess of $500,000 (without regard to insurance coverage); or (B) otherwise have a Material Adverse Effect; and (ii) 45 days after the end of each Fiscal Quarter (except the last) in which a significant change in Litigation has occurred or additional Litigation has been threatened or commenced, reports by counsel to such Company describing such changes in or additions to Litigation since the date of the annual Litigation Report most recently received by the Agent;

(i)            Environmental Notices.  Notice to the Agent, in writing, promptly upon any Company’s receipt of notice or otherwise learning (whichever first occurs) from any Person of any (i) Environmental Complaint or Environmental Lien; or (ii) any other claim, demand, action, event, condition, report or investigation indicating any potential or actual liability (A) upon which any Environmental Liability or Environmental Lien could result against any Company, any Bank or any Property of any Company; or (B) arising in connection with (1) the non-compliance with, or violation of, the requirements of any Environmental Law; (2) the release or threatened release, generation, treatment, handling, storage, disposal or transportation of any Hazardous Material into the environment for which act, occurrence or event any Company would have a duty to report to a Governmental Authority under an Environmental Law; or (3) the existence of any Environmental Lien on any Property of any Company; and such Company shall immediately deliver a copy of each such notice to the Agent;

(j)            Supplemented Schedules.  As soon as possible, and in any event within 15 days after any Borrower or Parent Company obtains knowledge thereof, such Borrower or Parent Company, as applicable, shall provide the Agent with a supplement to any existing Schedule which would make such Schedule (and any subsequent supplement thereto), and the corresponding representation and warranty to which it applies, true, complete and accurate; provided, however, any such supplement shall not be deemed to have amended any Schedule to this Agreement unless and until the Banks have approved such amendment;

(k)           Net Sales Reports.  As soon as available, and in any event within 30 days after the end of each Fiscal Quarter, a net sales report, setting forth in comparative form, the actual net sales of the Companies for such Fiscal Quarter and the corresponding net sales projections for the Companies for such Fiscal Quarter as set forth in the Net Sales Projections Closing Certificate, all in reasonable detail, certified by the president, chief financial officer or controller of Parent Company as being consistent with the books and records of the Companies;

(l)            Cash Projections.  As soon as available, and in any event within 15 days after the end of each month, cash projections of the Companies for the succeeding three month period in reasonable detail;

(m)          Cash Statements.  On each Wednesday, or if such day is not a Business Day, then the Business Day next following such Wednesday, a cash update of the Companies for the preceding week in substantially the form of Exhibit O, certified by the president, chief financial officer or controller of Parent Company as being, to the best of their knowledge, true, complete and accurate in all material respects; provided that, such materiality shall be based on the impact of the information on the consolidated information and not on the impact on any individual direct or indirect subsidiary of the Parent Company;

(n)           Auditors’ Progress Reports.  Parent Company shall facilitate oral communications between the Banks and BDO Seidman LLP as requested by the Banks, either by telephone or in person, for the purpose of updating the Banks on the progress of auditing the Re-Audited Financial Statements and the 2003 audit, until such audits have been completed;

(o)           Shareholder Lawsuits.  Promptly, but in no event later than three Business Days from the date any Specified Person has actual knowledge of the receipt of service of any shareholder lawsuit, written notice of such shareholder lawsuit describing such lawsuit (including the court and cause number);

(p)           Major Suppliers.  Promptly, but in no event later three Business Days from the date any Specified Person has actual knowledge that any Major Supplier has refused to supply to any Company or has placed any Company on “cash on delivery” basis, a written notice describing such occurrence;

(q)           Cease and Desist Orders.  Promptly, but in no event later than three Business Days from the date any Specified Person has actual knowledge of the receipt of written notice of any government sanctions or cease and desist orders, a written summary of such sanctions or cease and desist orders and copies of any writings relating thereto;

(r)            On the second Wednesday after the date of this Agreement and every other Wednesday thereafter (or if any such Wednesday is not a Business Day, then on the following Business Day), a status report (via email or other written communication) of the DOJ and Securities and Exchange Commission investigations based on the actual knowledge of the Specified Persons, including information known to any Specified Person (based on a direct communication from the investigating agency to such Specified Person or any other direct communication from the investigating agency of which such Specified Person has actual knowledge) as to whether any individual or individuals have become targets of such investigations, and copies of any correspondence, memoranda, requests or other documents delivered to any Company by these agencies to the extent such disclosure is permitted by law and not otherwise indicated by the issuing agency to be of a confidential nature; provided, however, that Borrowers shall not be required to disclose communications with legal counsel in connection with this requirement to the extent such disclosure could result in losing the attorney/client communications privilege with respect to such communications;

(s)           Other Information.  Within such period reasonably prescribed by the Agent, such other information concerning the business, operations, Property or financial condition of any Company as any Bank (through the Agent) shall reasonably request.

SECTION 5.2         Payment of Taxes and Other Liabilities.  Each Borrower and Parent Company will, and Parent Company will cause each Company to, pay and discharge when due, but in no event, later than 45 days following the date when due, (i) 90% of the aggregate amount of all trade payables; (ii) royalties; (iii) license fees; (iv) franchise fees; (v) operating costs and expenses; and (vi) similar expenses and obligations related to its operations, except for Contested Claims; and, except for Contested Claims, each Borrower and Parent Company will, and Parent Company will cause each Company to, timely pay and discharge when due (a) all Taxes; (b) all other lawful claims against it or any of its Property; and (c) all of its other Indebtedness, obligations and liabilities.  In no regard shall the foregoing serve as a basis of excusing or delaying the payment by any Borrower of any Indebtedness or other amounts from time to time owed by it.

SECTION 5.3         Maintenance of Existence and Rights: Conduct of Business.  Each Borrower and Parent Company will, and Parent Company will cause each Company to, preserve and maintain its existence and all of its Legal Rights necessary or desirable in the ordinary course of its business and conduct and the ownership, maintenance and operation of its Property, and conduct its business in an orderly and efficient manner consistent with good business practices and industry standards and in accordance with all Laws, except where the failure to so preserve, maintain or conduct would only result in a trivial and inconsequential effect.  In addition, each Borrower and Parent Company will, and Parent Company will cause each Company to, act prudently and in accordance with customary industry standards and with its contractual obligations in managing and operating its Property, business and investments and will keep in good working order and condition, ordinary wear and tear excepted, all of its Property and Legal Rights which are necessary or desirable to the conduct of its business and the ownership and maintenance of its Property.

SECTION 5.4         Notice of Default.  Parent Company shall furnish to the Agent, immediately upon any Company becoming aware of the existence of any condition or event which constitutes or would become a Default or an Event of Default, written notice thereof that specifies the nature and period of existence thereof and the action which such Company is taking or proposes to take with respect thereto.

SECTION 5.5         Other Notices.  As soon as possible, but in any event within 3 days of any Company becoming aware thereof, Parent Company will promptly notify the Agent of (i) any material adverse change in the financial condition, operations, Property or business of any Company; (ii) any default under, or any threatened or actual acceleration of the maturity of, any

Indebtedness owing or secured by any Company (or any of its Property), which individually or in the aggregate represents a monetary obligation of $250,000 or more, or one with respect to which a default thereunder might have a Material Adverse Effect; (iii) any default or event of default under any lease pertaining to a location at which any Company operates or conducts any of its business or stores any of its Property; (iv) any significant adverse claim against or affecting any Company or any of the Property of any Company; and (v) the commencement of, and/or any material determination in, any Litigation which could reasonably be expected to result in a Judgment in excess of $250,000 (without regard to insurance coverage).  In respect to each of the foregoing notices, each Borrower will promptly provide to the Agent all reasonably related information requested by the Agent, in reasonable detail satisfactory to the Agent.

SECTION 5.6         Compliance with Loan Documents.  Each Borrower and Parent Company will, and Parent Company will cause each Company to, promptly and completely comply with and observe and perform all covenants and provisions of each Loan Document to which it respectively is a party.  In furtherance of the foregoing, but in no way limiting the generality thereof, the proceeds of each Loan will be used strictly in compliance with Section 2.16.

SECTION 5.7         Compliance with Agreements.  Each Borrower and Parent Company will, and Parent Company will cause each Company to, promptly comply in all material respects with all material contracts, leases, agreements, indentures, mortgages or documents binding on it or affecting it or its Property, business or operations.

SECTION 5.8         Access; Books and Records.  Upon reasonable notice, during all business hours, each Borrower and Parent Company authorizes and will permit, and Parent Company will cause each Company to authorize and permit, any representatives of the Agent or any Bank (i) to have access to, and grant permission for such representatives to examine, copy or make excerpts from, any and all books, records and documents that relate to the business, operations or Property of any Company; (ii) to inspect any and all Property of any Company; and (iii) to discuss the business, operations and financial condition of any Company with its officers, partners and employees.  Each Borrower and Parent Company will, and Parent Company will cause each US Company to, maintain complete and accurate books and records of its respective transactions in accordance with GAAP.  Each Borrower and Parent Company will, and Parent Company will cause each Non-US Company to, maintain complete and accurate books and records of its respective transactions in accordance with the generally accepted accounting principles of the jurisdiction of incorporation or organization of such Non-US Company.

SECTION 5.9         Compliance with Law.  Except for non-compliance with certain Securities and Exchange Commission reporting requirements (the “SEC Reporting Requirements”), and with certain American Stock Exchange (“AMEX”) listing standards, as set forth in Schedule 4.17, each Borrower and Parent Company will, and Parent Company will cause each Company to, comply in all material respects with all Laws applicable to it or any of its Property, business operations or transactions; provided, however, that after July 31, 2004, in addition to the foregoing, each Borrower and Parent Company will, and Parent Company will cause each Company to, comply in all material respects with the SEC Reporting Requirements and with AMEX listing standards notwithstanding the exception set forth in this Section 5.9.

SECTION 5.10       Insurance.  Each Borrower and Parent Company will, and Parent Company will cause each Company to, maintain insurance with reputable insurers of sound financial strength and creditworthiness with respect to its Property and as to its operations and business, all as required by each Loan Document to which it is a party and otherwise in such types, amounts, scope and coverage, and against such risks, casualties, contingencies and liabilities, as required or necessitated by Law, and additionally, as is customarily maintained by other Persons engaged in similar businesses and operations, the foregoing insurance coverage specifically including the following: (i) worker’s compensation or similar insurance as may be required by applicable Law; (ii) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about, any Property occupied by any Company or occurring as a result of the ownership, maintenance or operation by any Company of any equipment, vehicle or other Property or as the result of the use of products or equipment manufactured, constructed, sold or operated by any Company or services rendered by it, and insurance against the loss or damage to the Property and businesses of any Company now owned or hereafter acquired.  In addition, (A) each Borrower and Parent Company will, and Parent Company will cause each Company to, (x) name the Agent as an additional insured on all such general and comprehensive liability insurance and as loss payee on all such Property insurance; and (y) cause each policy of insurance to provide that such policy will not be canceled or modified (as to term, coverage, scope, property or risks covered, or otherwise) without 30 days prior written notice to the Agent; and (B) Parent Company will deliver copies of the policies and endorsements for such insurance to the Agent promptly after issuance or renewal of each.

SECTION 5.11       ERISA Compliance.

Each Borrower and Parent Company will, and Parent Company will cause each Company to, at all times:

(a)           make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA and the Code;

(b)           immediately upon acquiring knowledge of any “reportable event” to which the notice requirement has not been waived or of any “prohibited transaction” (as such terms are defined in the Code or ERISA, as applicable) in connection with a Plan, furnish the Agent with a statement executed by an Authorized Officer of such Company, setting forth the details thereof and the action which such Company proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto;

(c)           notify the Agent immediately upon receipt by any Company of any notice of an interest by the PBGC to terminate or appoint a trustee or of the institution of any proceeding or other action which may result in the termination of any Plan and furnish to the Agent copies of such notice;

(d)           furnish the Agent with copies of each annual report (together with all related schedules and attachments) for each Plan filed with the Internal Revenue Service not later than 30 days after such report has been filed; and

(e)           furnish the Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be.

SECTION 5.12       Further Assurances.  Each Borrower and Parent Company will, and Parent Company will cause each Company to, cure and cause to be cured promptly any defects or deficiencies in the execution, delivery, creation or issuance of the Loan Documents, or any of them, and any of the transactions contemplated thereby.  In addition, each Borrower and Parent Company will, and Parent Company will cause each Company to, promptly make, execute or endorse, and acknowledge and deliver or file, or cause each of the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, documents, instruments, undertakings or other assurances, and take any and all such other action, as the Agent may, from time to time, reasonably request or deem reasonably necessary or proper under any of the Loan Documents to which such Company is a party and the obligations of such Company thereunder.

SECTION 5.13       Maintenance of Corporate Identity.  Each Borrower and Parent Company will, and Parent Company will cause each Company to, maintain separate corporate records, books and accounts.  Each Borrower and Parent Company will, and Parent Company will cause each Company to, observe the formal legal, financial and accounting requirements necessary for the maintenance of each Company as a separate legal entity, including the keeping of corporate records indicating that, to the extent required by Law or its charter documents, transactions are reviewed and authorized by its Board of Directors and stockholders.  All moneys and funds advanced and to be advanced to or on behalf of any Company by its Affiliates (other than capital contributions and other equity infusions, in each case, that are of a “common stock” nature, by shareholders or Affiliates of such Company into such Company), pursuant to a loan or otherwise, will be evidenced by valid, binding and enforceable written obligations to repay such moneys and funds, the repayment of which shall be subordinated to the full and final payment of the Obligations, on terms and conditions satisfactory to the Banks.

SECTION 5.14       Primary Business.  Each Borrower and Parent Company will, and Parent Company will cause each Company to, continue to design, engineer, manufacture and/or market beverage dispensing systems as its primary business.

SECTION 5.15       Subordination of Affiliate Obligations.  Each Borrower and Parent Company will, and Parent Company will cause each Company to, cause all loans or advances of any Company to any Affiliate of any Company, other than loans or advances of any Loan Party to any other Loan Party, at any time arising or existing to be evidenced by promissory notes.  All such promissory notes are set forth on Schedule 5.15.  Each Borrower and Parent Company will obtain and deliver to the Agent, and Parent Company will cause each Company to obtain and deliver to the Agent, the written agreement, in form, substance and scope satisfactory to the Agent, of the holder of each such promissory note evidencing the subordination of such holder’s right to payment under each such note to the payment of the Obligations, which agreement shall not prohibit the payment of principal payments under such promissory note to the holder thereof so long as no Default or Event of Default has occurred and is continuing.  Each Borrower and Parent Company will, and Parent Company will cause each Company to, cause the face of each promissory note to be marked with a reference to such subordination agreement, and will take and cause to be taken all such further and additional actions as the Agent may reasonably request to effect and evidence such subordination.

ARTICLE 6

NEGATIVE COVENANTS

Until payment in full of the Notes, the payment and performance of all other Obligations, and so long as the Banks have any obligation hereunder to make any Loans, each Borrower and Parent Company will, and Parent Company will cause each Company to, punctually and completely perform and observe each of the following covenants:

SECTION 6.1         Certain Financial Matters.  Neither any Borrower nor Parent Company will permit:

(a)           the ratio of (i) the current assets of the Companies determined on a consolidated basis; to (ii) the sum of (A) the current liabilities of the Companies determined on a consolidated basis; plus (B) to the extent not otherwise included under GAAP, the principal amount of outstanding Revolving Loans, to be less than 1.25 to 1.00 at the end of any Fiscal Quarter; or

(b)           the ratio of:

(i)            EBIT of the Companies determined on a consolidated basis (excluding (A) gains or losses as a result of discontinued operations in Brazil; and (B) for the four quarter periods ending as of December 31, 2003, March 31, 2004, June 30, 2004, and September 30, 2004, actual expenses incurred by the Companies, relating to the Investigations, in an aggregate amount not to exceed $3,000,000 with respect to this clause (B));

to

(ii)           the interest expense (the actual accrued interest for debt payments, but not including the present value of interest rate swaps) of the Companies,

determined on a consolidated basis, as of the end of any Fiscal Quarter and for the four-quarter period ending as of such Fiscal Quarter, to be less than 2.50 to 1.00; provided, however, for each Fiscal Quarter in which an Acquisition is consummated, and each Fiscal Quarter ending prior thereto, the financial information necessary to determine the foregoing ratio shall be adjusted to reflect, on a pro forma basis, such Acquisition as if it had occurred as of the beginning of the first of such Fiscal Quarters included in the relevant four-quarter measurement period;

or

(c)           Intentionally Omitted.

(d)           the net worth of the Companies determined on a consolidated basis as of the end of any Fiscal Quarter (excluding 100% of the “Accumulated Other Comprehensive Income/Loss” balance listed in the “Shareholders Equity” section of the Parent Company’s balance sheet) to be less than the sum of (i) $44,000,000 plus (ii) 75% of the cumulative amount of net income of the Companies determined on a consolidated basis from September 30, 1999 through the end of such Fiscal Quarter (without regard to, or reduction for, any net loss reported for any Fiscal Quarter) plus (iii) 100% of the amount of Indebtedness of any Company converted into shares of capital stock or other equity interests of such Company, if any, plus (iv) 100% of the value of all consideration received for the issuance or sale of capital stock or other equity interests of any Company; or

(e)           the net worth of any Company, other than the Mexico Companies, Lancer do Brasil, EcuaLancer S.A. Lancer Sales Company, and any New Company, as of the end of any Fiscal Quarter to be less than $400,000; or

(f)            the net worth of any New Company as of end of any Fiscal Quarter to be negative; or

(g)           the ratio of (i) Total Funded Debt as of the end of any Fiscal Quarter; to (ii) Consolidated EBITDA for the four-quarter period ending as of the end of such Fiscal Quarter (excluding (A) gains or losses as a result of discontinued operations in Brazil; and (B) for the four quarter periods ending as of December 31, 2003, March 31, 2004, June 30, 2004, and September 30, 2004, actual expenses incurred by the Companies, relating to the Investigations, in an aggregate amount not to exceed $3,000,000 with respect to this clause (B)), to be more than 3.00 to 1.00 at the end of such Fiscal Quarter; provided, however, for each Fiscal Quarter in which an Acquisition is consummated, and each Fiscal Quarter ending prior thereto, the financial information necessary to determine Consolidated EBITDA shall be adjusted to reflect, on a pro forma basis, such Acquisition as if it had occurred as of the beginning of the first of such Fiscal Quarters included in the relevant four-quarter measurement period; or

(h)           the capital expenditures of the Companies determined on a consolidated basis to exceed the amount set out below opposite the applicable period; provided that there shall be excluded from the calculation of such capital expenditures (i) any capital expenditure of any Company to the extent that such Company is reimbursed for such capital expenditure by The Coca-Cola Company; and (ii) up to $500,000 in Capital Lease Obligations of the Companies determined on a consolidated basis for any Fiscal Year:

Fiscal Years (Beginning/Ending)	Amount

1/1/96 through 12/31/04	$36,000,000
1/1/96 through 12/31/05	$40,000,000	;

or

(i)            the ratio of (i) Cost of Goods Sold for the four-quarter period ending as of the end of each Fiscal Quarter to (ii) Total Inventory as of the end of any Fiscal Quarter, to be less than for the four-quarter period ending as of the end of such Fiscal Quarter set out below opposite the period in which such Fiscal Quarter ends:

as of the end of each Fiscal Quarter	2.00 to 1.00
as of the end of each Fiscal Year	2.50 to 1.00; or

(j)            the ratio of (i) the sum of (a) consolidated EBITDA (excluding (A) gains or losses as a result of discontinued operations in Brazil; and (B) for the four-quarter periods ending as of December 31, 2003, March 31, 2004, June 30, 2004, and September 30, 2004, actual expenses incurred by the Companies, relating to the Investigations, in an aggregate amount not to exceed $3,000,000 with respect to this clause (B)); less (b) capital expenditures; plus (c) capital expenditures reimbursable by The Coca-Cola Company; plus (d) debt or capital leases incurred in connection with the capital asset acquisition; less (e) gain or loss on the sale of capital assets; plus (f) cash proceeds from the sale of assets to (ii) the sum of (a) contractually due principal and interest; plus (b) non-contractual debt retirement (excluding payments on the Revolving Loans); plus (c) capital lease payments, all calculated on a consolidated basis for the four-quarter period ending as of the last day of each Fiscal Quarter, to be less than 1.00 to 1.00.

SECTION 6.2         Limitation on Indebtedness.  Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, incur, create, contract, assume, have outstanding, permit or suffer to exist, Guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except the following (collectively, “Permitted Indebtedness”):

(i)            the Obligations;

(ii)           current liabilities for Taxes incurred in the ordinary course of business which are not yet due and payable;

(iii)          trade payables arising in the ordinary course of business;

(iv)          Indebtedness listed in Schedule 6.2;

(v)           forward contracts and other hedging instruments executed to hedge existing or anticipated exposure to currency or interest rate fluctuations; and

(vi)          the issuance or sale of convertible senior notes by the Parent Company, provided that (A) such notes are issued or sold for cash only, (B) the net cash proceeds of such issuance or sale are applied to repay certain Loans in accordance with Section 2.8(d); (C) the net cash proceeds of such issuance or sale do not exceed an amount equal to the aggregate principal amount of all Term A Loans then outstanding; (D) such notes do not mature prior to July 15, 2005; (E) such notes are unsecured; and (F) the provisions of such notes, including, but not limited to, the payment of principal thereunder and the representations and warranties contained therein, are approved in writing by all the Banks.

SECTION 6.3         Limitation on Property.  Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, (i) grant, create, enter into, incur, permit or suffer to exist, upon or with regard to any of its respective Property now owned or hereafter acquired, (A) any Lien, except for Permitted Liens; or (B) any Negative Pledge, except for the benefit of the Agent and Banks; (ii) enter into any sale-and-lease-back transaction other than sale and-lease-back transactions involving inventory manufactured by any Company, provided that the aggregate book value of all such inventory shall not exceed the sum of $1,500,000; (iii) establish a deposit account in the United States unless such account is with Agent or unless Agent has been provided with an account control agreement executed by the bank with which the deposit account is maintained reasonably satisfactory to Agent.  Anything in the foregoing or elsewhere in the Loan Documents to the contrary notwithstanding, it is understood that no Liens, other than Permitted Liens, or Negative Pledges, except for the benefit of the Banks, are permitted on or with respect to any of the Property of Borrower.

SECTION 6.4         Restricted Payments.  Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, directly or indirectly (i) declare or make, or incur any liability to pay or make, any Dividends; or (ii) redeem, repurchase, retire or otherwise acquire for value any of its capital stock, warrants, stock equivalents or other evidence of equity of any class or nature; or (iii) set apart any money or other Property for a defeasance, sinking or analogous fund for any Dividend or distribution thereon, or for any redemption, retirement or other acquisition thereof; provided however, so long as no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur as a result of such distribution, the foregoing shall not prohibit (A) any Company from paying a Dividend (x) to any other Company that is a Loan Party to consummate an Acquisition permitted under this Agreement; or (y) to any Company that is a Loan Party to pay the federal income taxes of such Company or to provide working capital for such Company; (B) Operating Subsidiary from paying Dividends to Investment Subsidiary, as its limited partner, for immediate re-distribution to any other Company that is a Loan Party; or (C) Parent Company from paying Dividends to its shareholders.

SECTION 6.5         Limitation on Investments.  Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, make or have outstanding any Investments in any Person, except for:

(i)            Temporary Cash Investments;

(ii)           Investments listed in Schedule 6.5; and

(iii)          Investments expressly permitted by other provisions of this Agreement.

SECTION 6.6         Affiliate Transactions.  Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, enter into any transaction with, or pay any management or other fees or compensation to, any Affiliate of any Company other than transactions in the ordinary course of business which are on fair and reasonable terms no less favorable to Borrower, Parent Company or such other Company, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person who is not an Affiliate of Borrower, Parent Company or any such other Company, as applicable.  In addition, neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, enter into any transaction with, or pay any management or other fees or compensation to, any Person (a “Non-Affiliated Person”) who is not an Affiliate of any Company wherein such Affiliate is directly or indirectly involved in, related to, or associated with, such transaction other than transactions in the ordinary course of business which are on fair and reasonable terms no less favorable to Borrower, Parent Company or such other Company, as applicable, than would be obtained in a comparable arm’s-length transaction with a Non-Affiliated Person wherein an Affiliate of such Borrower, Parent Company or such other Company is not directly or indirectly involved, related or associated.

SECTION 6.7         Limitation on Sale of Property.  Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, sell, assign, lease, sublease or discount or otherwise exchange or dispose of any of its Property other than (i) sales or leasing of inventory in the ordinary course of its business; and (ii) sales or other dispositions of obsolete equipment that is no longer needed for its ordinary business or which is being replaced by equipment of at least comparable value and utility to the equipment replaced when such equipment was efficiently operational and functional.

SECTION 6.8         Accounting Method.  Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, change its Fiscal Year or method of accounting, without the prior approval of the Banks.

SECTION 6.9         Internal Governance Documents; Name and Principal Place of Business.  Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, amend their respective Governing Documents in any respect which could have a Material Adverse Effect.  Without notifying the Agent in writing at least 30 Business Days prior to the effective date of each of the following changes, no Borrower nor Parent Company will, and Parent Company will not permit any Company to, (i) change its name, or operate any of its business, operations or Property or own or lease any Property under any name, different than as set forth in Schedule 4.14; (ii) operate or conduct any of its business or store or maintain any of its inventory, equipment or other Property, at a location other than as set forth in Schedule 4.14; (iii) change its identity or corporate structure; or (iv) change its principal place of business or chief executive office, as applicable, from such address and location set forth in Schedule 4.14.

SECTION 6.10       Certain Environmental Matters.  Except in compliance in all respects with Environmental Laws, and otherwise in no way posing an imminent and significant endangerment to public health or welfare or the environment, neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, (i) cause or permit any Hazardous Material to be placed, held, transported, located, released or disposed of on, under, from, to, or at, any Property now or hereafter owned, leased or otherwise controlled directly or indirectly by any Company (for purposes of this Section 6.10, the “Subject Property”); or (ii) permit the Subject Property ever to be used (whether by any Company or any other Person) as a dump site or storage site (whether permanent or temporary) for any Hazardous Material.  Without limitation of the Agent’s and the Banks’ Rights under the Loan Documents, the Agent and its representatives shall have the right, but not the obligation, to enter upon the Subject Property or take such other actions as the Agent or any Bank deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Discharge or Environmental Complaint upon the Agent’s or any Bank’s receipt of any notice from any Governmental Authority or other Person, asserting the existence of any Hazardous Discharge or Environmental Complaint on or pertaining to the Subject Property which, if true, could result in Environmental Liability against Borrower, the Agent, any Bank or otherwise which, in the sole opinion of any of them, could jeopardize any of their present or future Liens against or rights to the Subject Property.  All costs and expenses incurred by the Agent, the Banks and their representatives in the exercise of any such Rights shall become part of the Obligations and be payable upon demand, together with interest on the unpaid portion thereof at the Default Rate.

SECTION 6.11       Mergers, Acquisitions and Dissolutions.  Except in connection with a Permitted Acquisition, neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, become a party to a merger, acquisition or consolidation, or purchase or otherwise acquire by merger, lease or purchase all or a substantial part of the assets or Property of any Person or any shares or other evidence of legal or beneficial ownership of any Person, or dissolve or liquidate.  A “Permitted Acquisition” means (i) any single Acquisition by Parent Company or a wholly owned Subsidiary of Parent Company (with a series of related Acquisitions being treated as a single Acquisition), provided that the total purchase price consideration (including Indebtedness assumed) does not exceed the sum of $1,500,000 and (ii) any other Acquisition by Parent Company or a wholly owned Subsidiary of Parent Company approved by all the Banks; provided however, as to each such transaction:

(a)           no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur as a result of the Permitted Acquisition;

(b)           the primary business activity of the Acquisition Target is substantially related to the business activities of the Operating Subsidiary;

(c)           Parent Company provides to the Banks pro forma financial statements of the Companies giving effect to the Permitted Acquisition which shall not be materially less favorable, in the reasonable judgment of the Banks, than the projections previously provided to the Banks;

(d)           the financial ratios under Section 6.1 are complied with before and after giving effect to the Permitted Acquisition, such compliance being determined on a pro forma basis as of the date of such Acquisition;

(e)           each of the Banks receives such information as such Bank may reasonably request to confirm the assumptions made in such pro forma financial statements; and

(f)            each of the Banks receives (i) (x) audited balance sheets of the Acquisition Target for the Acquisition Target’s three prior fiscal years and the related statements of income, stockholders’ equity and cash flows for such years, with reports thereon by its independent public accountants, prepared in accordance with GAAP applied throughout the periods covered thereby on a basis consistent with that of prior periods, subject to normal year-end audit adjustments or (y) if the financial information in clause (x) above does not exist, unaudited balance sheets of the Acquisition Target for the Acquisition Target’s three prior fiscal years and the related statements of income, stockholders’ equity and cash flows for such years, prepared in accordance with GAAP applied throughout the periods covered thereby on a basis consistent with that of prior periods, subject to normal year-end adjustments, and any other financial information regarding the Acquisition Target available to any Company and (ii) any unaudited year-to-date financial statements or reports for the period ending after the end of the most recent fiscal year of the Acquisition Target for which the Banks have received the financial reports referred to in clause (i) above.

SECTION 6.12       Subsidiaries.  Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, create or permit to exist any Subsidiary of such Person, except for (i) the Subsidiaries listed in Schedule 4.15; and (ii) Subsidiaries formed or acquired pursuant to a Permitted Acquisition that becomes a Loan Party.  Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to become a general partner, venturer or similar capacity in any partnership, venture or similar Person.

SECTION 6.13       Sale of Receivables.  Unless in favor of the Agent and the Banks or reasonably necessary in connection with collection efforts on delinquent receivables, no Borrower nor Parent Company will, and Parent Company will not permit any Company to, sell or discount any of its accounts or notes receivable.

SECTION 6.14       Sale of Certain Interests.  Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, transfer or Sell any outstanding capital stock, partnership interests or other ownership interests of any Subsidiary of Parent Company.

SECTION 6.15       Negative Pledge.  Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, create or incur any lien or encumbrance on any of its assets, other than (i) liens and security interests to Agent securing indebtedness owing to Agent and the Banks; and (ii) Permitted Liens (as defined herein).  Further, Neither any Borrower nor Parent Company will, and Parent Company will not permit any Company to, grant any Negative Pledge upon any Company or any of its Property, except for the benefit of the Agent and the Banks.

ARTICLE 7

EVENTS OF DEFAULT

SECTION 7.1         Events of Default.  An “Event of Default” shall exist if any one or more of the following events shall occur and be continuing:

(a)           either Borrower fails or refuses to pay, within five Business Days of the date when due, any principal of, or interest on, any Note, or any fee, expense or other Obligations payable by such Borrower; or

(b)           any representation, warranty or certification made or deemed made by, or on behalf of, any Company under, or in connection with, any of the Loan Documents, or in any certificate, notice, request, statement or other communication furnished or made to the Agent or any Bank pursuant hereto or in connection herewith is untrue, misleading or inaccurate in any material respect as of the date on which such representation, warranty or certification was made (or deemed made) or furnished; or

(c)           either (i) an event or circumstance designated as a “default” or an “event of default” under any other Loan Document; (ii) any Company fails to perform, observe or comply with any covenant or agreement contained in Sections 5.1(o), 5.1(p) or 5.1(q); (iii) except as provided in Section 7.1(a), Section 7.1(c)(ii) or Section 7.1(c)(iv) any Company fails to perform, observe or comply with any covenant or agreement contained in this Agreement or any other Loan Document, which failure continues for a period of 30 days after the occurrence thereof; or (iv) any Company fails to perform, observe or comply with any covenant or agreement contained in Section 6.1, which failure continues for a period of 45 days after the due date of the Compliance Certificate evidencing such failure or noncompliance; or

(d)           either (i) any Company defaults in the payment of any Indebtedness in excess of $100,000 of such Company or defaults in respect of any note, agreement, indenture, loan agreement, credit agreement, bond or other document evidencing or relating to any such Indebtedness, and such default continues for more than the period of grace, if any, specified therein or (ii) any Indebtedness of any Company in excess of $100,000 becomes due or prepayable before its stated maturity by acceleration of the maturity thereof or otherwise; except that any non-payment in respect of that certain debt payable to SPAL/Panamco in the total amount of $1.196 million (the “SPAL/Panamco Debt”) shall not be an Event of Default under this Section 7.1(d) unless collection actions are commenced by any party with respect to such debt, including, without limitation, the filing of suit or the initiation of any other legal proceedings against any Company, in which case any such non-payment under the SPAL/Panamco Debt shall be an Event of Default if not paid within 20 Business Days after the date any Specified Person has knowledge of the commencement of such collection actions; or

(e)           any Company (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, trustee, custodian, intervenor or liquidator of such Company or of all or a substantial part of its Property; (ii) commences or files a voluntary petition, proceeding or case in bankruptcy, or admits in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors; (iv) files a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Laws; (v) files an answer admitting the material allegations of or consenting to, or defaults in answering, a petition, proceeding or case filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) takes corporate action for the purpose of effecting any of the foregoing; or

(f)            an involuntary petition, proceeding, case or complaint is filed against any Company seeking bankruptcy, liquidation, dissolution, winding-up or reorganization of such Company or the composition or readjustments of its debts, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of it or all or substantially all of its Property, and such petition, proceeding, case or complaint is not dismissed within 30 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition, proceeding, case or complaint seeking liquidation, reorganization, dissolution, winding-up or bankruptcy of any Company or appointing a receiver, custodian, trustee, intervenor or liquidator of any Company, or of all or substantially all of its Property, and such order, order for relief, judgment or decree continues unstayed for a period of 30 days; or

(g)           one or more final and non-appealable Judgments that, individually or in the aggregate, require the payment of money in excess of the sum of $250,000 or any other Judgments that, individually or in the aggregate, require the payment of money in excess of the sum of $10 million are rendered against any Company or with respect to its Property, and such Judgment or Judgments shall not be satisfied or discharged within 30 days of the date it is rendered; or

(h)           both (i) either (A) proceedings are instituted to terminate, or a notice of termination is filed with respect to, any Plan by any Company, any member of the “controlled group” (as defined in the Code) of any Company, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA; or (B) a “reportable event” (as defined in Title 4 of ERISA) occurs with respect to any Plan and continues for a period of 60 days; and (ii) the sum of the estimated liability to PBGC under Section 4062 of ERISA and the currently payable obligations of the Companies to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of Section 412 of the Internal Revenue Code) under the Plan or Plans subject to such event exceeds 10% of the Companies’ consolidated net worth at such time; or

(i)            a Change in Control; or

(j)            except pursuant to the express terms of any Loan Document, any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or be declared to be null and void, or Borrower or any other Person (other than the Agent or the Banks) shall deny that it has any or any further liability or obligations under any Loan Document to which it is a party; or

(k)           either Borrower fails to take all appropriate action under its policies of insurance to obtain defense by the relevant insurer with respect to any claims against any Company; or

(l)            the aggregate amount of expenses incurred by any Borrower after the date of this Agreement defending one or more claims against one or more of the Companies that are not yet paid or reimbursed by an insurer at any time exceeds $500,000, excluding, however, such expenses with respect to claims by employees, former employees and their families based solely on such employee’s or former employee’s employment or employee benefits, and claims relating solely to product liability; or

(m)          governmentally imposed fines in excess of $500,000 are assessed or levied voluntarily or involuntarily against one or more of the Companies, or if any Company is subject to a governmentally imposed cease and desist order with respect to any of its operations other than a cease and desist order relating solely to prohibiting future violations of laws in connection with (i) the sale or trading of securities; (ii) the dissemination of information to investors; (iii) the filing of reports with the Securities and Exchange Commission; or (iv) the maintenance of books and records; or

(n)           net sales for any quarter are less than 80% of the specific projections set forth on the Net Sales Closing Certificate with respect to such quarter; or

(o)           BDO Seidman LLP should disengage itself from an audit for any year or provide a qualified opinion (except to the extent permitted in Section 5.1(b)(iv)).

SECTION 7.2         Remedies Upon Event of Default.  In the event an Event of Default occurs and is continuing, the Agent may, and upon written request of the Required Banks, shall, exercise any one or more of the following Rights, and any other Rights available at law or in equity or provided in any of the Loan Documents: (i) terminate all or any portion of the Commitments, and such Commitments shall thereupon terminate; and (ii) declare the principal of, and all earned and accrued interest on, the Notes then outstanding and all other accrued and unpaid Obligations to be immediately due and payable, whereupon the same shall be and become due and payable, each and all of the foregoing without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Borrower, provided however, upon the occurrence of any Event of Default specified in Section 7.1(e) or Section 7.1(f), all of the Commitments shall thereupon automatically and immediately terminate and the principal of, and all earned and accrued interest on the Notes then outstanding and all other accrued and unpaid Obligations shall thereupon be and become automatically and immediately due and payable, each and all of the foregoing without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Borrower.  If any amount payable under any of the Loan Documents is not paid when due the outstanding and unpaid portion of such amount shall bear interest at the Default Rate.

ARTICLE 8

THE AGENT AND BANKS

SECTION 8.1         Appointment of the Agent.  Each of the Banks hereby appoints the Agent to act as herein specified, and acting in the manner and to the extent provided in this Article 8, the Agent accepts such appointment.  Each of the Banks hereby irrevocably authorizes the Agent to receive payments of principal, interest and other amounts due hereunder as specified herein and otherwise to take such action on its behalf, to exercise such powers and to perform such duties under the Loan Documents as are specifically delegated to, or required of, the Agent by the terms of the Loan Documents, together with all other powers reasonably incidental thereto, which authorization permits the Agent to perform any of its duties under the Loan Documents by or through its agents, attorneys or employees.  The Agent shall have no duties or responsibilities except those expressly set forth with respect to it in the Loan Documents.  The relationship of the Agent to the Banks is only that of one company acting solely as an administrative agent for others, and nothing in the Loan Documents, express or implied, is intended to, or shall be construed to, constitute the Agent a trustee or other fiduciary for any holder of any of the Notes, or of any participation therein, nor to impose on the Agent duties and obligations other than those expressly provided for in the Loan Documents.  As to any matters not expressly provided for in the Loan Documents and any matters to which the Loan Documents place within the discretion of the Agent, the Agent shall not be required to exercise any discretion or take any action (and it may request instructions from the Banks with respect to any such matter), in which case it shall be required to act or refrain from acting (and shall be fully protected and free from liability to all Banks in so acting or refraining from acting) upon the instructions of the Required Banks (including itself), and such instructions shall be binding upon all Banks and all holders of, and participants in, the Notes; provided however, (i) the Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense (other than any such liability or expense proximately caused by the Agent’s gross negligence or willful misconduct, as determined by a final judgment) which may be incurred by it by reason of taking or continuing to take any such action; and (ii) the Agent shall not in any event be required to take any action which (A) is contrary to any Loan Document or Law; or (B) exposes it to a risk of personal liability that it considers unreasonable.

SECTION 8.2         Exculpation: Agent’s Reliance.  AS AMONG THE BANKS, NEITHER THE AGENT NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, INSURERS OR EMPLOYEES, NOR ANY OF ITS OR THEIR SUCCESSORS, HEIRS, LEGAL REPRESENTATIVES OR ASSIGNS (COLLECTIVELY, THE “AGENT INDEMNITEES”), SHALL EVER BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH ANY LOAN DOCUMENT, INCLUDING THEIR NEGLIGENCE OF ANY KIND, EXCEPT THAT EACH SHALL RESPECTIVELY BE LIABLE FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A FINAL JUDGMENT.  Without limiting the generality of the foregoing or any other provision of any Loan Document, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an assignment and acceptance entered into by the Persons as provided in Section 10.7 and all other provisions of Section 10.7 are complied with to the reasonable satisfaction of the Agent; (ii) may consult with legal counsel (including counsel for any Company), independent public accountants and other experts and advisors selected by it and shall be fully protected and free from liability to all Banks for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or advisors; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, recitals, information, warranties or representations made in or in connection with any Loan Document, or in any communication or writing made or delivered in connection therewith; (iv) shall not have any duty to ascertain, to inquire or to keep itself informed as to the financial condition of the Companies or any of them or the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Person or to inspect the Property (including the books and records) of any Company or such Company’s Subsidiaries or any other Person; (v) shall not be responsible to any Bank for the financial condition of the Companies or any of them or the due execution, legality, validity, enforceability, collectibility, genuineness, sufficiency or value of any Loan Document or instrument or document furnished in connection therewith, or the creation, perfection, continued creation or perfection, or priority, of any Lien purported to be created by any Loan Document, or any other instrument or document furnished pursuant hereto or thereto; and (vi) may rely, and shall be fully protected and free from liability to all Banks in relying, (A) upon the representations and warranties of any Company, the Banks in exercising its powers hereunder; and (B) upon any notice, consent, certificate, statement, resolution, instrument or other writing (which may be by telegram, cable, telecopy, facsimile, telex, mail or telephone) believed by it to be genuine and signed, sent, communicated or otherwise made by the proper Person or Persons.

SECTION 8.3         Defaults.  The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Agent has received written notice from any Bank or any Borrower specifying the occurrence of such Default or Event of Default and stating that such notice is a “Notice of Default”.  In the event that the Agent receives a Notice of Default, it shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment).  Subject to Section 8.1, the Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall in its sole and absolute discretion deem advisable in the best interest of the Banks.

SECTION 8.4         Rights as a Bank.  The Frost National Bank (and any successor acting as the Agent), in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term “Bank”, “Banks”, “Required Banks”, “holders of Notes” or similar terms shall, unless otherwise expressly indicated, include The Frost National Bank (and any successor acting as Agent) in its individual capacity.  The Frost National Bank (and any successor acting as the Agent) and its Affiliates may accept deposits from, lend money to, act as trustee under indentures or as transfer agent in respect of capital stock of, and generally engage in any kind of banking, trust, investment, financial advisory or other business with, any Borrower or its respective Affiliates, and may accept fees and other consideration from any Borrower or its respective Affiliates for services in connection with any of the foregoing, any of the Loan Documents or otherwise, all as if it were not Agent hereunder and without having to account for the same to the Banks.  All fees and other amounts received by Agent for its capacity as Agent hereunder shall solely be for its benefit and no other party hereto.

SECTION 8.5         Indemnification.  EACH BANK AGREES TO INDEMNIFY, REIMBURSE AND HOLD HARMLESS EACH AGENT INDEMNITEE (TO THE EXTENT NOT INDEMNIFIED AND REIMBURSED, ON DEMAND, BY ANY BORROWER), RATABLY ACCORDING TO ITS PERCENTAGE SHARE, FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, SUITS, JUDGMENTS, DEMANDS, SETTLEMENTS, COSTS, DISBURSEMENTS OR EXPENSES (INCLUDING FEES AND EXPENSES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION 8.5 THE FOREGOING IS COLLECTIVELY REFERRED TO AS THE “LIABILITIES AND COSTS”), WHICH TO ANY EXTENT (IN WHOLE OR PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, SUCH AGENT INDEMNITEE IN ANY WAY RELATING TO, OR ARISING OUT OF, THE LOAN DOCUMENTS AND THE TRANSACTION AND EVENTS (INCLUDING THE ENFORCEMENT THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY PERSON OR ANY LIABILITIES OR DUTIES OF ANY PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT) OR AS A RESULT OF ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY SUCH AGENT INDEMNITEE, INCLUDING

ITS NEGLIGENCE OF ANY KIND, OTHER THAN AS PROVIDED IN THE FOLLOWING PROVISO, THE GROSS NEGLIGENCE OF AN AGENT INDEMNITEE; PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY THE AGENT’S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH BANK AGREES, IN PROPORTION WITH ITS PERCENTAGE SHARE, TO REIMBURSE THE AGENT PROMPTLY UPON ITS DEMAND FOR ANY COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND EXPENSES AND OTHER CHARGES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF THEIR RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, OR ANY OF THEM, OR ANY OTHER DOCUMENTS CONTEMPLATED BY THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED, ON DEMAND, FOR SUCH AMOUNTS BY ANY BORROWER.  Each Bank’s obligations under this paragraph shall survive the termination of this Agreement and the discharge of any Borrower’s obligations hereunder.

SECTION 8.6         Bank’s Credit Decision and Non-Reliance.  Each Bank hereby acknowledges that it has, independently and without reliance upon the Agent or any other Person, and based upon such documents and information as it has deemed appropriate, made (i) its own independent investigation and analysis (including legal and credit investigation and analysis) of the Companies and their Affiliates, and their respective financial conditions, operations and affairs, and Properties, and the transactions provided for in, and contemplated by, each of the Loan Documents; and (ii) its own independent decision to enter into and perform each Loan Document.  Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Person, and based on such investigation, analysis, documents and information as it shall deem appropriate at the time, continue to make its own independent legal, credit and other decisions in taking or omitting to take action under or in connection with the Loan Documents.  Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of the Companies or any of their respective Affiliates which may come into the possession of the Agent or any of its Affiliates.

SECTION 8.7         Deferral of Distributions; Investments.  Whenever the Agent in good faith determines that it is uncertain about how to distribute to the Banks any funds which it has received, or whenever the Agent in good faith determines that there is any dispute among the Banks about how such funds should be distributed, the Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute.  If the Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, it may, or if the Agent is otherwise required to invest funds pending distribution to the Banks, it shall, invest such funds pending distribution in any manner it deems appropriate, absent timely instructions from the Required Banks; all interest on any such investment (net of investment and related costs, if any, incurred in connection therewith) shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment.  All moneys received by the Agent for distribution to the Banks (other than to the Person who is the Agent in its separate capacity as a Bank) shall be held by the Agent pending such distribution solely as the Agent for such Banks, and the Agent shall have no equitable title to any portion thereof.  ABSENT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON ITS PART BUT EXCLUDING ITS OWN NEGLIGENCE OF ANY OTHER KIND, AS DETERMINED BY A FINAL JUDGMENT, THE AGENT SHALL BE FULLY PROTECTED AND FREE FROM LIABILITY TO THE BANKS FOR ANY COSTS AND LIABILITIES RESULTING FROM OR RELATED TO THE DEFERRAL OF DISTRIBUTIONS AND/OR MAKING OF INVESTMENTS AS PROVIDED FOR IN THIS SECTION 8, INCLUDING THE FAILURE OF ANY SUCH INVESTMENT.

SECTION 8.8         Nature of Article 8.  The provisions of this Article 8 (other than the following Section 8.9) are intended solely for the benefit of the Agent and the Banks, and neither any Borrower nor any other Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against the Agent or any Bank.  The Agent and the Banks may waive or amend such provisions as they desire without any notice to or consent of any Borrower.  Nothing contained in any Loan Document, and no action taken by any Bank or the Agent pursuant hereto or in connection herewith or pursuant to or in connection with the Loan Documents, shall be deemed to constitute the Banks, together or with or without the Agent, a partnership, association, joint venture or other entity.

SECTION 8.9         Resignation and Removal by Agent.  The Agent may resign at any time as the Agent under the Loan Documents by giving written notice thereof (which notice shall contain the date of such resignation) to the Banks and the Borrowers and, upon the gross negligence or manifest incompetence of the Agent, the Agent may be removed as the Agent under the Loan Documents by the Required Banks.  Upon any such resignation or removal, the Required Banks (without having to obtain the consent of any Borrower) shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 calendar days after the retiring Agent’s giving of notice of resignation or the Required Banks’ removal of the retiring Agent, as applicable, then the retiring Agent may, on behalf of Banks (without having to obtain the consent of any Borrower) appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $500 million.  In any case where a successor Agent is being selected, the parties agree to attempt to select such successor from one of the Banks.  Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under the Loan Documents.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Loan Documents.

ARTICLE 9

CHANGED CIRCUMSTANCES

SECTION 9.1         Intentionally omitted.

SECTION 9.2         Illegality.  Notwithstanding any other provision herein, if at any time a Bank determines (which determination shall be reasonably exercised and if so reasonably exercised, shall be conclusive and binding upon the parties, absent manifest error) that maintaining LIBOR Loans hereunder has become unlawful pursuant to applicable Law, or any interpretation, application or administration thereof (whether or not having the force of law), then such Bank (an “Affected Bank”) shall so promptly notify the Agent, the other Banks and each Borrower.  Upon giving such notice each Borrower shall, upon the request of any Bank, prepay any LIBOR Loan then outstanding (which prepayment, if requested by such Borrower, shall be made with the proceeds or effect of a Base Rate Loan extended contemporaneously by such Bank), together with accrued interest thereon, and loss and expenses, if any, provided for in Section 2.12.

SECTION 9.3         Increased Cost And Reduced Return.

(a)           If the adoption of, or any change in, any Law, or in the interpretation, application or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority:

(i)            shall subject any Bank (or its Lending Office) to any tax, duty or other charge of any kind whatsoever with respect to this Agreement or any Note or any LIBOR Loan made by it, or its obligations in respect to any of the foregoing, or shall change the basis of taxation of payments to such Bank (or its Lending Office) in respect to any amounts due to it in respect to any of the foregoing (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by any jurisdiction); or

(ii)           shall impose, modify or deem applicable any reserve, special deposit, compulsory loan or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or other liabilities of or for the account of, advances, loans or other extensions of credit by, or other acquisition of funds by, any Bank (or its Lending Office), which is not otherwise included in the determination of the Adjusted London Interbank Offered Rate; or

(iii)          shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting this Agreement, any Note, or any LIBOR Loan, or its obligations in respect to any of the foregoing;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of maintaining any LIBOR Loan or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, then subject to Section 10.8 within five days after demand by such Bank (with a copy to the Agent), each Borrower shall, without limiting the effect of any other applicable provision hereof (but without duplication) pay to such Bank such additional amount or amounts as will compensate such Bank for such increased costs or reduction of amount receivable.

(b)           If the adoption of, or any change in, any Law regarding capital adequacy or risk-based capital guidelines or requirements, or in the interpretation, application or administration thereof or compliance by any Bank (or its Lending Office, or its or any of their Affiliates) with any request or directive regarding capital adequacy or risk-based capital guidelines or requirements (whether or not having the force of law) of any central bank or other Governmental Authority, does or shall, in the reasonable determination of such Bank, have the effect of reducing the rate of return on such Bank’s (or its Lending Office, or its or their Affiliates) capital or assets as a consequence of its obligations hereunder, to a level below that which such Bank (or its Lending Office, or its or their Affiliates) could have achieved but for such adoption, change or compliance (taking into consideration such Bank’s (or its Lending Office, or its or their Affiliates) policies with respect to capital adequacy or risk-based capital guidelines or requirements), then from time to time, within five days after demand by such Bank (with a copy to the Agent), subject to Section 10.8, each Borrower shall, without limiting the effect of the foregoing provisions of this Section 9.3 (but without duplication), pay to such Bank such additional amount or amounts as will compensate such Bank for the amount of such reduction.

(c)           Each Bank will promptly notify each Borrower and the Agent of any event of which it has knowledge which will entitle such Bank to compensation pursuant to this Section 9.3.  A certificate of any Bank claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it, as well as the manner in which such amount or amounts were calculated, hereunder shall be conclusive and binding on Borrowers in the absence of manifest error.  In determining such amount, such Bank may use, among others, any reasonable averaging and attribution methods.

SECTION 9.4         Intentionally omitted.

SECTION 9.5         Alternate Lending Office Designation.  Each Bank agrees that it will endeavor to use reasonable efforts to designate an alternate Lending Office with respect to any LIBOR Loans affected by the matters or circumstances described in Sections 9.2 and 9.3 to reduce the liability of each Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Bank as determined by it in its sole discretion; provided, however, no Bank shall have any obligation to so designate an alternate Lending Office located in the United States of America.

ARTICLE 10

MISCELLANEOUS

SECTION 10.1       Notices.  (a) All notices, requests and other communications to any party under any Loan Document shall be in writing or, in the case of a Notice of Borrowing, by telephone confirmed the same day in writing on or before 11:00 A.M. (San Antonio, Texas time) (including bank wire, telecopy, telex or similar writing) and shall be given to such party at its address, telecopy or telex number set forth in Annex A or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the Agent and each Borrower.  Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified pursuant to this Section 10.1 and the appropriate answerback is received; (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified pursuant to this Section 10.1, and the sender has received electronic confirmation thereof; (iii) if given by registered or certified mail, return receipt requested, 72 hours after such communication is deposited in the mails with postage prepaid, addressed as aforesaid; or (iv) if given by any other means, when delivered at the address specified pursuant to this Section 10.1; provided that notices to the Agent under Article 2 or Article 9 shall not be effective until actually received by a representative of the Agent, as distinguished from received at its place of business only.

(b)           Any verbal communication or instrument in writing received by the Agent in connection with a Borrowing or a Loan, or any other matter with respect to any Loan Document, which purports to be dispatched or signed by or on behalf of any Borrower and confirmed, in the case of a verbal communication, by the Agent by telephone confirmation with an Authorized Officer of such Borrower, shall conclusively be deemed to have been dispatched or signed by or on behalf of such Borrower pursuant to such Person’s authority to bind such Borrower and all other Persons for the liabilities and matters in connection therewith to the Agent and each Bank; and the Agent and each Bank may conclusively rely thereon and shall have no obligation, duty or responsibility to determine the validity or genuineness thereof or the authority of the Person or Persons executing or dispatching the same.

SECTION 10.2       No Waivers.  No failure or delay by the Agent or any Bank in exercising any Right under any Loan Document, and no course of dealing with respect to any such Rights, shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps or actions to enforce any Rights, preclude or prejudice the concurrent or subsequent exercise thereof or the exercise of any other such Rights.  The Rights provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by Law or in equity.

SECTION 10.3       Payment of Costs and Expenses; Professionals and Consultants.

(a)           Each Borrower agrees to pay all reasonable costs and expenses incurred (whether before, after or during the Closing Date) by or on behalf of the Agent and each Bank (including audit costs and expenses and all attorneys’ and other professionals’ and consultants’ fees, costs and expenses of the Agent and of each Bank incurred in connection with the preparation of, advice or counsel regarding, or enforcement of, any Loan Document) in connection with (i) the investigation, review, negotiation, preparation, execution, delivery, administration, syndication, participation, filing, recordation, refinancing, restructuring, renegotiation or enforcement of each of the Loan Documents, and any and all renewals, amendments, extensions, restatements, supplements, rearrangements, consents, waivers, assignments and modifications thereto or thereof, and the transactions contemplated thereby; (ii) the monitoring, evaluating, making, maintaining, servicing, enforcement and collection of the Revolving Loans and the Term Loans; (iii) the creation, preservation, maintenance, protection, perfection and enforcement of Rights under each Loan Document and Liens in Property (whether or not incurred in connection with the commencement of a proceeding, litigation, foreclosure or other proceeding), specifically including all costs and expenses incurred with respect to any bankruptcy, insolvency or reorganization proceeding, regardless of whether the Agent or a Bank ultimately prevails in such bankruptcy, insolvency or reorganization proceeding; and (iv) all amounts expended, advanced or incurred by or on behalf of the Agent or any Bank to satisfy any obligation of any Borrower under any Loan Document which is not timely satisfied by such Borrower, if the Agent or any Bank, at its discretion, so chooses to incur any such expenses or costs.

(b)           Should any Borrower fail to perform or observe any covenant or agreement contained in any of the Loan Documents and such failure continues through the cure period provided for therein, if any, the Agent or any Bank may then perform or attempt to perform such covenant or agreement on behalf of such Borrower.  Such Person will endeavor to give such Borrower notice of such performance or attempted performance.  Such Borrower shall, at the request of such Person, promptly pay any amount expended in such performance or attempted performance to such Person at the principal office of the Agent, together with interest on the portion thereof from time to time remaining unpaid at the Default Rate.  Notwithstanding the foregoing, it is expressly understood and agreed that (i) neither the Agent nor any Bank assumes any liability or responsibility for the performance of any covenants or agreements of any Borrower hereunder or under any of the other Loan Documents, or any other documents, or other control over the management and affairs of any Borrower; and (ii) such Borrower’s failure to perform any covenant or agreement that is cured, in whole or part, by any of their action shall be and continue a Default unless and until (A) all of such Person’s attendant costs and expenses have been reimbursed as herein provided; and (B) such Borrower has submitted, and the Agent has received and approved with the consent of the Required Banks, such objective evidence that supports the determination that such Default will not reoccur.

(c)           Each Borrower acknowledges and agrees that all attorneys, accountants, auditors, and other professional Persons and consultants who are from time to time engaged or employed by the Agent (including, without limitation, Cox & Smith Incorporated) or by any Bank (including, without limitation, Mayer, Brown, Rowe & Maw, LLP engaged by Harris) and whose fees and expenses are or may be paid or reimbursed, as applicable, by Borrowers, pursuant to the terms of any Loan Document, are the professionals of the Agent or such Bank, respectively, and not of any Borrower, and each of them (i) shall have the right to act exclusively in the interest of the Agent or such Bank, respectively; and (ii) shall have no duty of disclosure, duty of loyalty, duty of care or any other duty of any type or nature whatsoever, or deemed to have any attorney-client or other similar professional relationship whatsoever, to any Borrower.

SECTION 10.4       Indemnification.  SUBJECT TO SECTION 10.8, EACH BORROWER SHALL INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS EACH BANK AND THE AGENT, AND THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, PARENT COMPANIES AND OTHER RELATED ENTITIES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND OTHER PROFESSIONALS AND CONSULTANTS, INSURERS AND STOCKHOLDERS, AND EACH OF THEM (AND TOGETHER WITH EACH AND ALL OF THEIR RESPECTIVE SUCCESSORS, ASSIGNS, HEIRS AND LEGAL REPRESENTATIVES, THE “INDEMNIFIED PARTIES”) FROM AND AGAINST LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, ACTIONS, SUITS AND OTHER LEGAL PROCEEDINGS, JUDGMENTS, PENALTIES, DAMAGES, COSTS,

INTEREST, CHARGES, ATTORNEYS’ AND OTHER PROFESSIONALS’ AND CONSULTANTS’ FEES AND OTHER EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (“INDEMNIFIED COSTS”), WHICH MAY BE IMPOSED ON, INCURRED OR SUSTAINED BY, OR ASSERTED AGAINST, THE INDEMNIFIED PARTIES, OR ANY OF THEM, BY REASON OF, ARISING OUT OF, OR IN ANY MANNER RELATED TO (DIRECTLY OR INDIRECTLY, CONSEQUENTIALLY, OR OTHERWISE), A BORROWER’S BREACH OF ANY OF THE TERMS AND CONDITIONS OF ANY LOAN DOCUMENT AND/OR A BORROWER’S NEGLIGENCE.  THE FOREGOING IS INTENDED TO INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS EACH OF THE INDEMNIFIED PARTIES AGAINST ALL RISKS, FORESEEABLE OR UNFORESEEABLE, ARISING FROM A BORROWER’S BREACH OF THE TERMS AND CONDITIONS OF ANY LOAN DOCUMENT AND/OR A BORROWER’S NEGLIGENCE, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OR ALLEGED NEGLIGENCE (WHETHER SOLE, COMPARATIVE, CONTRIBUTORY OR OTHERWISE) OF ANY OF THE INDEMNIFIED PARTIES, ARISING OUT OF THEIR EFFORTS OR OMISSIONS TO CURE OR REMEDY A BORROWER’S BREACH OF THE TERMS AND CONDITIONS OF ANY LOAN DOCUMENT AND/OR A BORROWER’S NEGLIGENCE.  TO THE EXTENT THAT THE FOREGOING INDEMNIFICATION MAY BE DEEMED UNENFORCEABLE, IN WHOLE OR IN PART, FOR ANY REASON WHATSOEVER, INCLUDING BECAUSE IT IS VIOLATIVE OF LAW OR PUBLIC POLICY AS DETERMINED BY A FINAL, NON-APPEALABLE JUDGMENT OR ORDER OF A COURT OF COMPETENT JURISDICTION, EACH BORROWER AGREES TO CONTRIBUTE THE MAXIMUM PORTION THAT IT IS NOT PROHIBITED TO PAY UNDER APPLICABLE LAW, TO THE PAYMENT AND SATISFACTION OF THE “SUBJECT TRANSACTIONS; PROVIDED, HOWEVER AN INDEMNIFIED PARTY SHALL NOT BE ENTITLED TO INDEMNIFICATION FOR INDEMNIFIED COSTS TO THE EXTENT SUCH INDEMNIFIED COSTS ARE DIRECTLY CAUSED BY A BREACH OF ITS MATERIAL OBLIGATIONS UNDER ANY LOAN DOCUMENT OR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

SECTION 10.5       Sharing of Set-Offs.  Each Borrower hereby grants to Agent and each Bank the right of set-off, to secure repayment of the Obligations, upon any and all monies, securities or other Property of such Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Agent or any Bank or any of their respective agents, from or for the account of such Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of such Borrower, and any and all claims of such Borrower against Agent or any Bank at any time existing.  In connection with any set-off, counterclaim or similar action by any Bank, such Bank agrees that it shall comply with, and otherwise be bound by, the provisions of Section 2.13.  Each Borrower, the Agent and each Bank agree that any Person purchasing a participation from a Bank pursuant to Section 10.7(b) shall, to the fullest extent permitted by Law and if provided in the participation agreement between the Bank and the participant, have all of the obligations of a Bank pursuant to the terms of this Section 10.5.  Without limiting any Bank’s right of set-off or counterclaim or otherwise, the Agent shall have the right to charge any account of any Borrower maintained with Agent for the amount of any payment due under any Loan Document or under the Notes.

SECTION 10.6       Amendments and Waivers.  All modifications, consents, amendments, waivers and the like of any provision of any Loan Document, or consent to any departure by any Borrower therefrom (collectively, the foregoing are referred to in this Section 10.6 as a “modification”), shall be effective only if the same is in a writing in form, scope and substance, and subject to conditions and requirements, if any, acceptable to the Agent and the Required Banks, and if so acceptable, is signed by such Borrower, the Agent and, at least, the Required Banks; provided that no such modification shall, unless consented to in writing by all the Banks, (i) modify the Commitment of any Bank or subject any Bank to any additional funding obligation; (ii) reduce the principal amount or the stated rate of interest on any Loan or reduce any fees hereunder (other than fees payable solely to the Agent); (iii) extend the date fixed for any principal reduction pursuant to Section 2.8 or Section 2.9, the payment of any interest on any Loan, the payment of any Reimbursement Obligation or the payment of any fees hereunder (other than fees payable solely to the Agent), the maturity date of any of the Obligations, the Revolving Commitment Termination Date or the Term Commitment Termination Date; (iv) release or impair the Lien in any Property in favor of the Banks; (v) release any Guarantor of the Obligations; (vi) change the percentage of the Commitments or the aggregate unpaid principal amount of the Notes, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section 10.6 or any other provision of the Loan Documents, (vii) affect this Section 10.6 or Section 10.3 or Section 10.4 or modify the definition of “Required Banks”; or (viii) modify the financial covenant set forth in Section 6.1(j); provided, further, that, no modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the prior written consent of the Agent.

SECTION 10.7       Successors and Assigns; Participations; Assignments.

(a)           The Loan Documents shall be binding upon, and inure to the benefit of the parties thereto and their respective successors and assigns, except that (i) neither any Borrower nor Parent Company may assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of the Agent and all the Banks; and (ii) unless otherwise permitted under this Section 10.7, no Bank may transfer, pledge, assign, sell participations in or otherwise convey or encumber its Commitments or Loans.  Neither Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Bank nor will any Bank accept any offer to do so, unless each Bank shall have received substantially the same offer with respect to the same pro rata share of the Obligations owed to it.  If any Borrower, directly or indirectly, at any time purchases some but less than all of the Obligations owed to the Agent and the Banks, then notwithstanding any provision herein to the contrary such purchaser or purchasers shall not be entitled to any rights of the Agent or the Banks under the Loan Documents (including voting rights or the right to participate in or determine any modification (as that term is defined in Section 10.6)), unless and until such Borrower has purchased all of the Obligations.

(b)           Neither this Agreement nor any other Loan Document, nor any benefits hereunder or thereunder, shall inure to or for the benefit of any Person that is not a signatory party hereto, other than any of such Persons that are expressly named or designated as indemnitees, releasees or exculpatees herein.  All conditions to make Revolving Loans or Term Loans hereunder, and all covenants, warranties, representations, and other terms and provisions of, and applicable to, each Borrower in each Loan Document are imposed solely and exclusively for the benefit of the Agent and each Bank, and their respective successors and assigns.  No other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that no Revolving Loans or Term Loans will be made in the absence of strict compliance with any or all of such conditions; and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, covenants, warranties, representations and other terms and provisions.  Any of such conditions, and the breach of, or noncompliance with, any such covenants, warranties, representations and other terms and provisions may be freely waived in whole or in part by the Agent and the Banks (subject to applicable provisions hereof) at any time if in its or their (as applicable) sole discretion it or they (as applicable) deem it advisable to do so.  No such conditions, covenants, warranties, representations or other terms or provisions are intended to release, or authorize or permit a breach by, any Borrower of any of its obligations and requirements to any third Person, or any noncompliance therewith, or to evidence the contractual interference therewith by the Agent and the Banks.

(c)           Subject to the provisions of this Section 10.7, any Bank may, in the ordinary course of its business, with the consent of each Borrower and in accordance with applicable Law, at any time sell to one or more Qualified Banks (each a “Participant”) a participating interests in all or any part of any Loans, or in the Commitments, of such Bank.  In the event of any such sale by a Bank to a Participant, (i) such Bank shall remain a “Bank” for all purposes under this Agreement, and the Participant shall not constitute a “Bank” hereunder; (ii) such Bank’s obligations under this Agreement shall remain unchanged; (iii) such Bank shall remain solely responsible for the performance of its obligations under this Agreement; (iv) such Bank shall remain the holder of any such Note and the obligor to fund its respective Commitments for all purposes under this Agreement; and (v) each Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement and the other Loan Documents.  Participants shall have no rights under this Agreement or any of the Loan Documents, other than rights of set-off (and attendant obligations) expressly set forth herein.  No Bank shall sell any participating interest under which the Participant shall have, and no Participant shall have, any rights to vote on any modification (as such term is defined in Section 10.6) of this Agreement or any other Loan Document, and any agreement between any Bank and any Participant granting any Participant any voting rights shall be void ab initio.  Except in the case of the sale of a participating interest to a Bank, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or encumber its portion of, the Commitments or the Loans.

(d)           Subject to the provisions of this Section 10.7, with the prior consent of each Borrower, and in accordance with applicable Law, any Bank may, in the ordinary course of its business, assign to one or more Qualified Banks (each a “Purchaser”) a proportional part (not less than $5 million of each of the Bank’s Commitments, unless such Bank is reducing its Commitments to zero) of its rights and obligations under the Loan Documents, and such Purchaser shall assume all such rights and obligations, pursuant to an assignment and assumption agreement and other necessary and related documents, all in form, scope and substance satisfactory to the Agent, executed by such Purchaser, such transferor Bank and the Agent; and (ii) pay to the Agent, for its account, a non-refundable processing fee in the amount of $2,000.

Upon the effectiveness of such assignment and assumption agreement, such Purchaser shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with Commitments as set forth in the assignment agreement, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any Borrower, the Banks or the Agent shall be required.  Upon the consummation of any transfer to a Purchaser pursuant to this Section 10.7(d), the transferor Bank, the Agent and each Borrower shall make appropriate arrangements so that, if required, new Notes are issued to such Purchaser.  Any sale pursuant to this Section 10.7(d) shall be of an equal pro rata portion of each of the transferor Bank’s Commitments and Loans.  A Purchaser shall be subject to all the provisions of this Section 10.7 the same as if it were a Bank signatory hereto as of the Closing Date.

(e)           Each Borrower authorizes each Bank to disclose any and all financial information in such Bank’s possession concerning such Borrower which has been delivered to such Bank by or on behalf of them pursuant to this Agreement or which has been delivered to such Bank by them in connection with such Bank’s credit evaluation prior to entering into this Agreement (i) to any Participant or Purchaser (each a “Transferee”); and (ii) with the prior consent of each Borrower, to any prospective Transferee.

(f)            No Transferee (including for this purpose a different Lending Office of a Bank) shall be entitled to receive any greater payment under this Agreement than the transferor Bank would have been entitled to receive with respect to the rights assigned, unless such assignment is made with the prior written consent of each Borrower or by reason of the provisions referred to in Section 9.5 regarding the designation of a different Lending Office under certain circumstances.

(g)           Notwithstanding any other provisions of this Section 10.7, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require any Borrower to file a registration statement with the Securities and Exchange Commission or to qualify the Loans under the “Blue Sky” laws of any state.

(h)           Each Bank initially party to this Agreement hereby represents, and each person that becomes a Bank pursuant to an assignment permitted by Section 10.7(d) will, upon its becoming party to this Agreement, represent that it is a Qualified Bank, and that it will make or acquire Loans only for its own account in the ordinary course of its business; provided, however, that subject to the preceding provisions of this Section 10.7, the disposition of any promissory notes or other evidences of or interests in Obligations held by it shall at all times be within its exclusive control.

SECTION 10.8       Maximum Interest Rate.  It is the intent of the parties hereto that each of the Agent and the Banks (collectively, the “Financing Parties”), and each Borrower in the execution, delivery and performance of all Loan Documents, the transactions provided for therein and contemplated thereby, and all matters incidental and related thereto and arising therefrom, shall comply and conform strictly with Applicable Law from time to time in effect, including without limitation, Usury Laws.  In furtherance thereof, the Financing Parties and each Borrower stipulate and agree that none of the terms and provisions contained in, or pertaining to, the Loan Documents shall ever be construed to create a contract to pay for the use or forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest permitted or allowed to be contracted for, charged, received, taken or reserved under said Laws.  For purposes of each Loan Document, (i) “interest” shall include the aggregate of all amounts which constitute or are deemed to constitute interest under the Laws of the State of Texas or, to the extent they may apply, the federal Laws of the United States of America, that are contracted for, chargeable, receivable (whether received or deemed to have been received), taken or reserved under each such document; and (ii) all computations of the maximum amount of interest permitted or allowed under Applicable Law will be made on the basis of the actual number of days elapsed over a 365 or 366 day year, whichever is applicable.  Neither any Borrower nor any other person shall ever be required to pay unearned interest on the Notes or any other Obligations or with respect to any of the Loan Documents and shall never be required to pay interest on the Notes or any other Obligations or with respect to any of the Loan Documents at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest that may be lawfully contracted for, charged, received, taken or reserved under Applicable Law, and the provisions of this paragraph shall control over all other provisions of the Loan Documents.  If the effective rate or amount of interest which would otherwise be payable under the Loan Documents would exceed the Maximum Rate or maximum amount of interest any Financing Party or any other holder of any Note or other Obligations is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event any Financing Party or any holder of any Note or other Obligations shall charge, contract for, take, reserve or receive moneys that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Loan Documents to a rate or amount in excess of that permitted or allowed to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of such Note or other Obligations or the amount of interest which would otherwise be payable thereunder shall be payable at, or reduced to, as applicable, the maximum amount allowed pursuant to the then applicable weekly ceiling referred to hereinabove at the definition of the term Applicable Law, or if no such ceiling is then in effect, as authorized and allowed under said Laws as now or hereafter construed by the courts having jurisdiction, and all such moneys so charged, contracted, for, received, taken or reserved that are deemed to constitute interest in excess of the Maximum Rate or maximum amount of interest permitted by Applicable Law shall be immediately returned or credited to the account of such Borrower upon such determination.  In determining the amount or rate of interest under Applicable Law, all sums paid, or agreed to be paid, by any Borrower to any Financing Party or any holder of any Note or other Obligations for the use, forbearance, detention, taking, charging, receiving or reserving of the Loans shall, to the maximum extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of such Loans does not exceed the Maximum Rate applicable to such Loans for so long as such Loans are outstanding.

SECTION 10.9       Governing Law; Submission to Jurisdiction.  THIS AGREEMENT, EACH NOTE AND EACH OTHER LOAN DOCUMENT (INCLUDING ITS AND THEIR VALIDITY, ENFORCEABILITY AND INTERPRETATION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES) AND TO THE EXTENT CONTROLLING, THE FEDERAL LAWS OF THE USA; PROVIDED THAT (1)

THE PROVISIONS OF CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) ARE EXPRESSLY DECLARED BY THE PARTIES NOT TO BE APPLICABLE TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY OF THEM, AND (II) THE LAWS OF THE STATE OF TEXAS AND/OR THE UNITED STATES OF AMERICA SHALL NOT LIMIT THE AMOUNT OR RATE OF INTEREST WHICH THE HOLDER OF ANY NOTE MAY CONTRACT FOR, CHARGE, RECEIVE, COLLECT, TAKE, RESERVE AND/OR APPLY IF OTHER APPLICABLE LAWS PERMIT AT ANY TIME A HIGHER AMOUNT OR THE PARTIES EXPRESSLY ACKNOWLEDGE THAT (y) THEY INTEND THAT THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY THE PROVISIONS (INCLUDING, WITHOUT LIMITATION, THE RIGHT OF THE PARTIES TO SELECT THE GOVERNING LAW) OF THE UNIFORM COMMERCIAL CODE AND NOT BY COMMON LAW; AND (z) THE STATE OF TEXAS BEARS A REASONABLE RELATIONSHIP TO THIS TRANSACTION AND NO OTHER STATE HAS A MATERIALLY GREATER INTEREST IN THIS TRANSACTION THAN THE STATE OF TEXAS.  EACH BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS (SAN ANTONIO DIVISION) AND OF ANY TEXAS STATE COURT SITTING IN BEXAR COUNTY, TEXAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

SECTION 10.10     Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, and by each of the parties hereto on separate counterparts, all of which taken together shall constitute one and the same instrument.  This Agreement shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto.

SECTION 10.11     Independence of Covenants.  Each covenant and agreement of each Borrower under each Loan Document shall be given independent effect so that if a particular action or condition is prohibited or required by any covenant, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

SECTION 10.12     Survival.  The obligations of each Borrower under Sections 2.12, 9.3, 10.3, 10.4, 10.8, 10.18 and 10.20 shall survive the termination of this Agreement, the payment of all other Obligations, and the termination of the Commitments.  The representations and warranties set forth in this Agreement and each of the other Loan Documents shall survive the execution, delivery and performance of this Agreement and the other Loan Documents and shall continue until one year after the later of (i) the repayment of the Obligations; and (ii) the date on which the Banks’ obligations to make Loans shall have fully and finally terminated; and any investigation at any time by or on behalf of the Agent or any Bank shall not diminish any of their respective rights to rely thereon.

SECTION 10.13     Severability.  In case any one or more of the provisions or part of a provision contained in any Loan Document shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of any Loan Document, but such Loan Document shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

SECTION 10.14     Governmental Regulation.  Anything contained in any Loan Document to the contrary notwithstanding, each Borrower acknowledges and agrees that neither the Agent nor any Bank shall be obligated (i) to extend or fund any credit or other financial accommodation to, or for the benefit of, any Borrower in an amount; or (ii) to perform any other agreement or obligation to, or for the benefit of, any Borrower in any regard, in contradiction or violation of any limitation or prohibition provided by any applicable statute or regulation, or any interpretation, ruling, decision, opinion or other pronouncement in respect thereto (whether or not having the effect of law), which any of them believes is applicable.

SECTION 10.15     No Control.  None of the covenants, terms or other provisions of any Loan Document or any document executed in conjunction therewith or related thereto shall, or shall be deemed to, give the Agent or any Bank rights or powers to exercise control over, or participate in the management of, the business, affairs, operations or management of any Borrower or any of their respective Property, including any right or power to influence or affect any of its treatment, transportation, storage or disposal of toxic and/or hazardous waste, substances or constituents.  The relationship between each Borrower and the other parties hereto created by this Agreement and each of the other Loan Documents is only that of debtor-creditor (with or without security, as applicable), and the Rights of such other parties hereunder and thereunder are limited to the rights to receive payment of the Obligations and to exercise the Rights provided herein and therein and in any other document executed in conjunction herewith or therewith or related hereto or thereto.

SECTION 10.16     Renewals, Extensions, Rearrangements, Termination, Etc.  With respect to each and every (i) renewal, extension, increase and rearrangement, if any, of the Obligations, or any part thereof; and (ii) amendment, modification, supplement, restatement, waiver and consent, if any, of or to this Agreement or any other Loan Document, all provisions of this Agreement and the other Loan Documents shall apply with equal force and effect to each such event or circumstance, except to the extent, if any, expressly set forth in connection with each such event or circumstance; provided, however, the foregoing is not intended in any regard to convey, acknowledge or otherwise evidence on the part of the Agent or any Bank, expressly or by implication, any present consent or agreement to any such event or circumstance occurring subsequent to the date hereof, it being acknowledged and agreed that the entry by the parties hereto to any such events or circumstances shall be evaluated as they occur and subject to the other provisions of the Loan Documents, as same may be applicable.  Except as expressly provided therein, all Loan Documents shall remain in effect until full and complete payment of all Obligations, termination of all commitments and obligations of the Banks to make or extend any credit or financial accommodation to, or for the benefit of, any Borrower, and receipt by the Agent and the Banks, or any of the foregoing Persons, if so requested, of such written assurances of each Borrower and any other designated Person or Persons that no other claims, rights, defenses, liabilities or obligations exist in respect hereto or against any of them or any other Indemnified Party.

SECTION 10.17     Conflicts.  In the event of any inconsistency or conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall control.

SECTION 10.18     Confidentiality.  Each Bank and the Agent agree to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any information supplied to it by any Borrower pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process; (ii) to counsel for any Bank or the Agent; (iii) to bank examiners, auditors or accountants of any Bank or the Agent; (iv) to any other Bank or the Agent; (v) in connection with any litigation to which any Bank or the Agent is a party, provided, further, that, unless specifically prohibited by applicable Law or court order, each Bank and the Agent shall, at least five Business Days prior to disclosure thereof, notify such Borrower of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of such Bank’s financial condition by such governmental agency); or (B) pursuant to legal process; or (vi) to any Transferee (or any prospective Transferee, with the consent of each Borrower) so long as such Transferee (or any such prospective Transferee) enters into a confidentiality agreement with each Borrower and the Banks in form, scope and substance satisfactory to the Banks and satisfactory to each Borrower, provided further that nothing shall limit the disclosure of any such information which (a) is already in the possession of the Agent or any Bank, provided that such information is not known by the Agent or any Bank to be subject to a confidentiality agreement or obligation of secrecy to any Company or any other Person; (b) becomes generally available to the public other than as a result of a disclosure by the Agent or any Bank; or (c) becomes available to the Agent or any Bank on a non-confidential basis from a source other than any Company, provided that such source is not known by the Agent or any Bank to be bound by a confidentiality agreement with other obligation of secrecy to any Company or any Person.

SECTION 10.19     Payments Set Aside.  To the extent that any Borrower makes a payment or payments to the Agent or any Bank, or any of them (or their Transferee), or the Agent or any Bank, or any of them (or their Transferee) enforces any Lien or exercises its right of set-off, and such payment or payments or the proceeds of such enforcement or set-off, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any Debtor Laws or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

SECTION 10.20     RELEASE; LIMITATION OF LIABILITY; COMMENCEMENT OF ACTIONS.  EACH BORROWER AND EACH GUARANTOR HEREBY RELEASES, REMISES, ACQUITS AND FOREVER DISCHARGES THE AGENT, EACH BANK AND EACH OTHER INDEMNIFIED PARTY FROM ANY AND ALL ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, LOSSES, COSTS, DAMAGES AND EXPENSES OF ANY AND EVERY CHARACTER, KNOWN OR UNKNOWN, DIRECT AND/OR INDIRECT,

ASSERTED OR UNASSERTED, LIQUIDATED OR UNLIQUIDATED, ACCRUED OR UNACCRUED, MATURE OR NOT YET MATURE, AT LAW OR IN EQUITY, OF WHATSOEVER KIND OR NATURE, WHETHER HERETOFORE OR HEREAFTER ACCRUING, FOR OR BECAUSE OF ANY MATTER OR THINGS DONE, OMITTED OR SUFFERED TO BE DONE BY ANY OF THE INDEMNIFIED PARTIES PRIOR TO AND INCLUDING THE DATE HEREOF, AND IN ANY WAY DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY CONNECTED TO TRANSACTIONS ARISING OUT OF THE LOAN DOCUMENTS, INCLUDING BUT NOT LIMITED TO CLAIMS OF USURY, ANY CLAIM FOR BREACH OF CONTRACT ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH (WHETHER ANY OF SUCH IS A CLAIM BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), AND SPECIFICALLY INCLUDING THE NEGLIGENCE OR ALLEGED NEGLIGENCE (WHETHER SOLE, COMPARATIVE, CONTRIBUTORY OR OTHERWISE) OF ANY OF THE INDEMNIFIED PARTIES (ALTHOUGH NO SUCH CLAIMS ARE KNOWN TO EXIST) (ALL OF THE FOREGOING HEREINAFTER CALLED THE “RELEASED MATTERS”).  EACH BORROWER AND GUARANTOR ACKNOWLEDGE THAT THE AGREEMENTS IN THIS SECTION 10.20 ARE INTENDED TO COVER ANY INJURIES OR DAMAGES ARISING IN CONNECTION WITH THE RELEASED MATTERS.  WITHOUT LIMITING THE FOREGOING AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, NO CLAIM MAY BE MADE BY OR ON BEHALF OF ANY BORROWER OR ANY OTHER PERSON AGAINST THE AGENT OR ANY BANK OR ANY OTHER INDEMNIFIED PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF THE RELEASED MATTERS, AND EACH BORROWER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE, OR COMMENCE OR AUTHORIZE THE COMMENCEMENT OF ANY LITIGATION, UPON ANY OF THE RELEASED MATTERS.  WITHOUT LIMITING THE FOREGOING, ANY CLAIM MADE BY OR ON BEHALF OF ANY BORROWER OR ANY OTHER PERSON AGAINST THE AGENT OR ANY BANK OR ANY OTHER INDEMNIFIED PARTY SHALL BE BARRED UNLESS IT IS ASSERTED BY THE COMMENCEMENT OF AN ACTION OR PROCEEDING IN A COURT AS PRESCRIBED IN SECTION 10.9 BY THE FILING OF A COMPLAINT THEREIN WITHIN ONE (1) YEAR AFTER THE FIRST ACT, OCCURRENCE OR OMISSION UPON WHICH SUCH CLAIM OR CAUSE OF ACTION, OR ANY PART THEREOF, IS BASED (I) IS DISCOVERED OR (II) IN THE EXERCISE OF REASONABLE DILIGENCE, SHOULD HAVE BEEN DISCOVERED; AND EACH BORROWER AGREES THAT SUCH PERIOD OF TIME IS A REASONABLE AND SUFFICIENT TIME FOR IT TO INVESTIGATE AND ACT UPON ANY SUCH CLAIM OR CAUSE OF ACTION.  THE PROVISIONS OF THIS SECTION 10.20 SHALL SURVIVE ANY TERMINATION, HOWSOEVER OCCURRING, OF THIS AGREEMENT AND EACH LOAN DOCUMENT AND THE FULL AND FINAL PAYMENT OF THE NOTES AND THE OTHER OBLIGATIONS.

SECTION 10.21     Reaffirmation of Stock Pledge Agreement.  Parent Company hereby reaffirms its obligations under that certain Stock Pledge Agreement, dated June 30, 2000, between the Parent Company and Agent, as amended from time to time (the “Stock Pledge Agreement”) and agrees that neither this Agreement nor the transactions described herein shall in any way affect its obligations under the Stock Pledge Agreement and that the Stock Pledge Agreement continues in full force and effect securing the Obligations.

SECTION 10.22     Reaffirmation of Deed of Trust.  Operating Subsidiary hereby reaffirms its obligations under that certain Deed of Trust, Assignment, Security Agreement and Financing Statement, as amended, extended or renewed from time to time (the “Deed of Trust”), dated June 30, 2000 and recorded in Volume 8634, Page 641 of the Real Property Records of Bexar County, Texas, and agrees that neither this Agreement nor the transactions described herein shall in any way affect its obligations under the Deed of Trust and that the Deed of Trust continues in full force and effect securing the Obligations.

SECTION 10.23     Amendment and Restatement.  This Agreement is given in amendment and restatement (but not in novation, extinguishment or satisfaction) of the Original Agreement and the Restated Agreement.  All liens and security interests securing payment of the obligations under the Original Agreement and the Restated Agreement are hereby collectively ratified and brought forward as security for the payment and performance of the Obligations.

SECTION 10.24     Review.  Each Borrower and Parent Company acknowledges and represents to the Agent and each Bank that Borrower has reviewed this Agreement and each other Loan Document, has had the benefit of legal counsel of its own choice throughout its review and negotiation of this Agreement and each other Loan Document, has been afforded an opportunity to review and negotiate this Agreement and each other Loan Document with the advice of its legal counsel, and is fully informed and knowledgeable of the terms, provisions, rights and effects of this Agreement and each other Loan Document.  In furtherance of the foregoing, but not in limitation thereof, each Borrower and Parent Company acknowledge and agree that each Loan Document should be and shall be construed as if jointly drafted by the parties hereto.

SECTION 10.25     This Agreement.  THIS WRITTEN LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER COVERED HEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

[Signatures on the following page]

OPERATING SUBSIDIARY:

LANCER PARTNERSHIP, LTD.,
limited partnership

By:	Lancer Capital Corporation, a Delaware
corporation, general partner

	By:	/s/ Scott Adams
	Name:	Scott Adams
	Title:	Secretary

Mexico Subsidiary:

LANCER DE MEXICO, S.A. de C.V., a sociedad
anónima de capital variable organized under the
laws of the United Mexican States

By:	/s/ Scott Adams
Name:	Scott Adams
Title:	Secretary

PARENT COMPANY:

LANCER CORPORATION, a Texas corporation

By:	/s/ Scott Adams
Name:	Scott Adams
Title:	Secretary

GUARANTORS:

SERVICIOS LANCERMEX, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States, solely as guarantor of the indebtedness of Lancer de Mexico, S.A. de C.V.

By:	/s/ Scott Adams
Name:	Scott Adams
Title:	Secretary

INDUSTRIAS LANCERMEX, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States, solely as guarantor of the indebtedness of Lancer de Mexico, S.A. de C.V.

By:	/s/ Scott Adams
Name:	Scott Adams
Title:	Secretary

LANCER INTERNATIONAL SALES, INC., a Texas corporation

By:	/s/ Scott Adams
Name:	Scott Adams
Title:	Secretary

LANCER CAPITAL CORPORATION, a Delaware corporation

By:	/s/ Scott Adams
Name:	Scott Adams
Title:	Secretary

ADVANCED BEVERAGE SOLUTIONS, LLC, a Illinois limited liability company

By:	/s/ Scott Adams
Name:	Scott Adams
Title:	Secretary

AGENT/BANKS:

THE FROST NATIONAL BANK, a national banking association, Individually and as the Agent

By:	/s/ Phil Dudley
Name:	Phil Dudley
Title:	Senior Vice President

WHITNEY NATIONAL BANK, a national
banking association

By:	/s/ Robert L. Browning
Name:	Robert L. Browning
Title:	Senior Vice President

HARRIS TRUST AND SAVINGS BANK, an
Illinois banking corporation

By:	/s/ Richard A. Garcia
Name:	Richard A. Garcia
Title:	Vice President

ANNEX A

THE FROST NATIONAL BANK

1.                                       Domestic Lending Office:

The Frost National Bank

100 West Houston Street

San Antonio, Texas  78205

2.                                       LIBOR Lending Office for current LIBOR Loans:

The Frost National Bank

100 West Houston Street

San Antonio, Texas  78205

3.	Term A Commitment:	$4,130,875.00

4.	Term B Commitment:	$387,500.00

5.	Revolving Commitment:	$5,000,000.00

6.	Total Commitment:	$9,518,375.00

7.                                       Information for Notices:

The Frost National Bank

100 West Houston Street

San Antonio, Texas  78205

Attention:  Phil Dudley

Phone:  (210) 220-5320

Fax:  (210) 220-5774

ANNEX A

WHITNEY NATIONAL BANK, a national banking association

1.                                       Domestic Lending Office:

Whitney National Bank

228 St. Charles Avenue

New Orleans, Louisiana 70130

2.                                       LIBOR Lending Office for current LIBOR Loans:

Whitney National Bank

228 St. Charles Avenue

New Orleans, Louisiana 70130

3.	Term A Commitment:	$1,379,712.25

4.	Term B Commitment:	$129,425.00

5.	Revolving Commitment:	$1,670,000.00

6.	Total Commitment:	$3,179,137.25

7.                                       Information for Notices:

Whitney National Bank

228 St. Charles Avenue

New Orleans, Louisiana 70130

Attention:  Robert L. Browning, Senior Vice President

Phone:  (504) 586-7163

Fax:  (504) 552-4622

ANNEX A

HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation

1.                                       Domestic Lending Office:

Harris Trust and Savings Bank

111 West Monroe Street 5

East Chicago, Illinois 60603

2.                                       LIBOR Lending Office for current LIBOR Loans:

Harris Trust and Savings Bank

111 West Monroe Street 5

East Chicago, Illinois 60603

3.	Term A Commitment:	$2,751,162.75

4.	Term B Commitment:	$258,075.00

5.	Revolving Commitment:	$3,330,000.00

6.	Total Commitment:	$6,339,237.75

7.                                       Information for Notices:

Harris Trust and Savings Bank

c/o Bank of Montreal

700 Louisiana, Suite 4400

Houston, Texas  77002

Attention:  Thomas McGraw & Richard Garcia

Phone:  (713) 546-9597

Fax:  (713) 223-0477

ANNEX A

Address for Operating Subsidiary:

Lancer Partnership, Ltd.

6655 Lancer Boulevard

San Antonio, Texas 78219

Attention:  Chief Financial Officer

Phone: (210) 310-7000

Fax:  (210) 310-7091

Address for Mexico Subsidiary:

Lancer de Mexico, S.A. de C.V.

c/o Lancer Corporation

6655 Lancer Boulevard

San Antonio, Texas 78219

Attention:  Chief Financial Officer

Phone: (210) 310-7000

Fax:  (210) 310-7091

Address for Parent Company:

Lancer Corporation

6655 Lancer Boulevard

San Antonio, Texas 78219

Attention:  Chief Financial Officer

Phone: (210) 310-7000

Fax:  (210) 310-7091

Address for Lancer Capital, Lancer International, ABS, Servicios Lancermex, Industrias Lancermex

6655 Lancer Boulevard

San Antonio, Texas 78219

Attention:  Chief Financial Officer

Phone: (210) 310-7000

Fax:  (210) 310-7091

ANNEX B

CERTAIN DEFINITIONS

As used herein, the following terms shall have the respective meanings assigned to them as follows:

“Acquisition” means, as to any Person, the following: (i) the purchase or acquisition by such Person of all of (A) the capital stock of a corporation, (B) the membership interests of a limited liability company or (C) the partnership interests of a general or limited partnership, provided that each such transaction results in such Person possessing the power to control the management and policies of such corporation; or (ii) the purchase or acquisition by any such Person of the assets of a going concern business (as defined in accordance with GAAP).

“Acquisition Documents” means all agreements, documents, instruments, employee-related agreements and plans, deeds, bills of sale, assignments, assumptions, financial statements and information, projections and other acquisition-related documents received or delivered by any Person as part of the closing of such Acquisition.

“Acquisition Borrowing” means a Borrowing for which the proceeds are any part of the consideration for the Acquisition by Operating Subsidiary of an Acquisition Target.

 “Acquisition Loan” has the meaning set forth in Section 2.1(c) of the Original Credit Agreement.

 “Acquisition Target” means the Person or business which is the subject of an Acquisition by Operating Subsidiary.

“Adjusted London Interbank Offered Rate” means, with respect to any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16th of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage.  The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

“Affiliate” means any Person who, directly or indirectly, controls, is controlled by or is under common control with the relevant Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee or by proxy) of Voting Shares, through a management contract, or otherwise.  Any Person owning or controlling directly or indirectly 10% or more of the Voting Shares, or other equity interests of another Person shall be deemed to be an Affiliate of such Person.

“Affected Bank” has the meaning set forth in Section 9.2.

“Agent” has the meaning set forth in the introductory paragraph of this Agreement and shall include, at all relevant times, each successor appointed in the manner provided for in Article 8.

“Agent Indemnities” has the meaning set forth in Section 8.2.

“Agreed Maximum Rate” means a per annum rate of interest equal to 5% plus the Base Rate, which Agreed Maximum Rate shall apply only during a period while there is no Maximum Rate applicable to the transactions contemplated hereby.

“Agreement” means this Amended and Restated Credit Agreement, as the same may be amended, modified or supplemented from time to time, and references to “this Agreement”, “hereof”, “hereto”, “herein”, “hereunder” and words of similar import refer to this Agreement as a whole, and not to any particular article or section.

“Applicable Law” means, with respect to each of the Agent and the Banks the law in effect, from time to time, applicable to this loan transaction and each Loan Document which lawfully permits the contracting for, taking, reserving, receiving, charging and/or collection of the maximum lawful, non-usurious rate of interest by such Person on each Loan Document and the transactions evidenced thereby, and arising in connection therewith (including, but without limitation, the Notes), including laws of the State of Texas, to the extent controlling, the federal laws of the United States of America, and laws of any jurisdiction whose laws may be mandatorily applicable to such Person, notwithstanding other provisions of any Loan Document or federal laws of the United States of America applicable to such Person and the transaction contemplated hereby, which would permit such Person to contract for, take, reserve, receive, charge or collect a greater amount of interest then under such jurisdiction’s law.  To the extent that Applicable Law is determined by reference to Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, the interest ceiling applicable hereto and in connection herewith shall be the “weekly ceiling as defined in said Article 1.04; provided, however, it is agreed that the terms hereof, including the rate, or index, formula or provision of law used to compute the rate in connection herewith, will be subject to the revisions as to current and future balances, from time to time, pursuant to Applicable Law.  IT IS FURTHER AGREED THAT IN NO EVENT SHALL CHAPTER 15 OF SUBTITLE 3, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, APPLY TO ANY LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED THEREBY, OR ARISING IN CONNECTION THEREWITH.

“Applicable Margin” means, with respect to any Loan, 2.00 percent per annum.

“Australian Subsidiary” means Lancer Pacific Pty. Ltd, an Australian corporation, formerly known as Glenn Pleass Holdings Pty. Ltd.

“Authorized Officer” means (i) as to Operating Subsidiary, the president, chief financial officer, assistant treasurer or controller of the General Partner of Operating Subsidiary and (ii) as to any other Company, the president, chief financial officer, assistant treasurer or controller of such Company.

“Bank” has the meaning set forth in the introductory paragraph of this Agreement.

“Base Rate” means, as determined by the Agent on a daily basis, the higher of (i) the variable rate per annum established by Frost from time to time as its corporate base rate for short-term commercial loans to corporate borrowers (which each Borrower acknowledges is not necessarily the lowest rate offered by Frost); and (ii) the overnight cost of funds of Frost as determined solely by Frost plus a margin of 1/2% per annum.  Each change in the Base Rate shall become effective, without prior notice to either Borrower, automatically as of the opening of business on the date of such change in the Base Rate.

“Base Rate Loan” means a Loan to be made or continued as or converted into such a designated Loan pursuant to the applicable Notice of Borrowing or Continuation/Conversion Notice, as the case may be, which will bear interest at the Base Rate.

“Borrowing” means a borrowing, whether under the Restated Agreement or this Agreement, pursuant to a Notice of Borrowing, or a continuation or a conversion pursuant to Section 2.5 of the Restated Agreement, consisting, in each case, of the same Type of Loan, and having, in the case of LIBOR Loans, the same Interest Period.

“Brazilian Subsidiary” means Lancer do Brasil.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in San Antonio, Texas are authorized or required by law to close.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

“Change in Control” means, (i) Alfred A. Schroeder and George F. Schroeder, collectively shall cease to be the “beneficial owners” (as that term is used in Rules 13d-3 and l3d-5 under the Exchange Act) of at least 20% of the combined voting power of the then outstanding voting securities of Parent Company normally entitled to vote in elections of directors; (ii) any Person who, on the Closing Date, is not the “beneficial owner” (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of at least 5% of the combined voting power of the then-outstanding voting securities of Parent Company normally entitled to vote in elections of directors becomes the “beneficial owner” (as that term is used in Rules l3d-3 and 13d-5 under the Exchange Act) of at least 35% of the combined voting power of the then-outstanding voting securities of Parent Company normally entitled to vote in elections of directors; or (iii) during any period of 12 consecutive months, Continuing Directors of Parent Company cease for any reason (other than death or disability) to constitute a majority of the Board of Directors of Parent Company then in office.

“Class” has the meaning set forth in Section 1.2(f).

“Closing Date” means June 30, 2004.

“Code” means the Internal Revenue Code of 1986, as heretofore and hereafter amended, or any successor statute.

“Commitment” means a Revolving Commitment, and “Commitments” means two or more of the foregoing, as the context may require.

“Companies” means Operating Subsidiary, Mexico Subsidiary, Parent Company, and all of their respective present and future direct and indirect Subsidiaries, and “Company” means any one of them.

“Consolidated Borrowing Base” means an amount equal to the sum of (i) 80% of the Consolidated Eligible Accounts Receivable; plus (ii) 30% of the Eligible Inventory of the Companies determined on a consolidated basis.

“Consolidated EBITDA” means, for any period, the net income (plus or minus any extraordinary charges or credits) of the Companies determined on a consolidated basis, plus (i) the aggregate amount of all income tax expense of the Companies for such period; plus (ii) interest expense for such period (including the interest expense with respect to the Loans and the interest component of payments under Capital Lease Obligations); plus (iii) the aggregate amount deducted in determining consolidated net income of the Companies for such period for depreciation and amortization of Property.

“Consolidated Eligible Accounts Receivable” means the accounts receivable of the Companies determined on a consolidated basis meeting all of the following criteria as of the date of any determination: (a) the account receivable shall be due and payable not more than 180 days from the date of the invoice or agreement evidencing the same; (b) the account receivable shall be billed promptly after the shipment of the goods or performance of the services giving rise to the account receivable and shall not remain unpaid for more than 60 days after such account receivable is due and payable; (c) the account receivable shall arise from the performance by the obligee of the account receivable of services which have been fully and satisfactorily performed, or from the absolute sale by the obligee of the account receivable of goods (i) in which such obligee had sole and complete ownership; and (ii) which have been shipped and delivered to the account debtor, evidencing which such obligee has possession of shipping and delivery receipts; (d) the account receivable is not subject to set-off, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, or to dispute, objection or complaint by the account debtor concerning its liability on the account receivable, and the goods, the sale of which gave rise to the account receivable, have not been refunded, rejected, lost or damaged; (e) the account receivable shall arise in the ordinary course of business of the obligee thereof, and no notice of bankruptcy or insolvency of the account debtor, nor any notice of such account debtor’s inability to pay its debts as they become due, has been received by the obligee of such account receivable; (f) the account debtor is not a director, officer, employee or Affiliate of any Company; and (g) the account debtor’s obligation to pay the account receivable is not conditional upon such account debtor’s approval or the account receivable is not subject to any repurchase obligation or return right.  Notwithstanding the foregoing, Consolidated Eligible Accounts Receivable shall not include (A) the accounts receivable of any Mexico Company; or (B) the amount of all or any part of any account receivable to the extent that the inclusion of all or such part of the amount of such account receivable would cause the aggregate amount of all accounts receivable which are otherwise eligible under this provision owed by any account debtor, other than The Coca-Cola Company and any of its wholly owned Subsidiaries, or any other significant customer of Borrower (an “Anchor Bottler”) whose status as an Anchor Bottler has received the prior written approval of Banks (which Anchor Bottlers initially include those customers listed on Exhibit P attached hereto and made a part hereof and which exhibit shall be revised from time to time), to the Companies determined on a consolidated basis to exceed 20% of the amount equal to (x) the aggregate amount of all accounts receivable held by the Companies that meet the criteria set out in items (a), (b), (c), (d), (e), (f) and (g) above; less the accounts receivable held by the Companies that are to be excluded by item (A) above.

“Contested Claim” means any Tax, Indebtedness or other claim or liability, (i) the validity or amount of which is being diligently contested in good faith by any Company by appropriate proceedings being diligently prosecuted; (ii) for which adequate reserves, if required by GAAP, have been established by such Company; and (iii) with respect to which any right to execute upon or sell any Property or assets of any Company has not matured or has been and continues to be effectively enjoined, superseded or stayed.

“Continuation/Conversion Notice” means the notice provided by a Borrower to Agent pursuant to the terms of the Original Agreement or the Restated Agreement in connection with the continuation/conversion of a Base Rate Loan or a LIBOR Loan.

“Continuing Directors” means any member of the Board of Directors of Parent Company on the date of this Agreement, any director elected since the date thereof in any annual meeting of the shareholders upon the recommendation of the Board of Directors of Parent Company; or any other member of the Board of Directors of Parent Company who will be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of Parent Company.

“Credit Event” means the making of any Loan.

“Current Material Adverse Event” means, as of a particular time, any circumstance or event that has occurred which, individually or in the aggregate with other circumstances or events, (i) has had a material adverse effect upon the validity, performance, perfection or enforceability of any Loan Documents; (ii) is material and adverse to the financial condition, business, operations or prospects of the Companies, taken as a whole, or the Property of the Companies, taken as a whole; (iii) has impaired the ability of any Company to fulfill promptly and completely its obligations under any of the Loan Documents to which is a party; (iv) has resulted in or caused a Default or an Event of Default under this Agreement; or (v) has had a material and adverse effect upon the business relationship between The Coca-Cola Company and any Company.  Borrowers, Parent Corporation and the Guarantors acknowledge and agree that the term “Current Material Adverse Event” includes any circumstance or event meeting any of the criteria set forth in clauses (i) through (v) above even if such circumstance or event relates to or is connected with any matters described in Annex D-1 and/or Annex D-2 hereto, it being specifically understood and agreed that Borrowers, Parent Corporation and the Guarantors will not assert that a circumstance or event meeting any of the criteria set forth in clauses (i) through

(v) above is not a “Current Material Adverse Event” because of any disclosure made in Annex D-1 and/or Annex D-2 or otherwise.

“Debtor Law” means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar Laws, or general equitable principles, from time to time in effect, affecting the Rights of creditors generally or providing for relief to debtors.

“Default” means any of the events specified in Section 7.1, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

“Default Rate” means, at the time in question, the lesser of (i) the Base Rate, as in effect for each day during such time, plus 4%; and (ii) the Maximum Rate.

“Dividends” means, in respect of any corporation, limited liability company or similar Person, cash distributions or any other distributions (whether in cash, Property or obligations) on, or in respect of, any class of capital stock of such entity, except for distribution made solely in shares of common stock.

“DOJ” means the United States Department of Justice.

“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” opposite its name on Annex A attached hereto and made a part hereof or such other office of such Bank as such Bank may from time to time specify to each Borrower and the Agent.

“EBIT” means, for any period, the net income (plus or minus any extraordinary charges or credits) of any Company plus (i) the aggregate amount of all income tax expense of such Company for such period; plus (ii) the interest expense for such period (including the interest expense for such period with respect to the Loans and the interest component of payments under Capital Lease Obligations.)

“Eligible Inventory” means, with respect to each Company, inventory of such Company meeting all of the following criteria as of the date of determination: (i) the inventory is not owned by any Mexico Company or located in Mexico; (ii) there are no Liens with respect to the inventory except Permitted Liens other than described in clauses (iii) and (iv) in the definition of “Permitted Liens” and such inventory is in the possession of such Company or its bailee and is not evidenced by any negotiable or nonnegotiable document of title; (iii) the inventory has not been refunded, repossessed or damaged; (iv) the inventory consists solely of finished goods relating to a “specific contract” with a third-party that, when delivered to such third-party, will result in accounts receivable that meet the requirements set forth in the definition of Consolidated Eligible Accounts Receivable; and (v) the inventory is not held on consignment or subject to a buyer’s rights.  For purposes of determining the value of Eligible Inventory to be included in the Consolidated Borrowing Base, the value thereof shall be equal to the actual net cost of the inventory to such Company.  For purposes of this definition, “specific contract” means a contract representing an irrevocable, noncancellable order for goods to be delivered within 60 days.

“Environmental Complaint” means any third-party (including private parties, governmental agencies, and employees) action, lawsuit, claim, demand, event, condition, report, investigation or proceeding which seeks to impose liability for (i) noise; (ii) pollution or contamination of the surface water, groundwater, or land; (iii) generation, handling, treatment, storage, disposal, air, or transportation of Hazardous Materials; (iv) exposure to Hazardous Materials; or (v) non-compliance with any Environmental Law.

“Environmental Law” shall mean any federal, state, or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions, including without limitation, (i) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (42 U.S.C. Section 6901 et seq.); (h) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended (42 U.S.C. Section 9601 et seq.); (iii) the Clean Water Act, as now or hereafter amended (33 U.S.C. Section 1251 et seq.); (iv) the Toxic Substances Control Act, as now or hereafter amended (15 U.S.C. Section 2601 et seq.); (v) the Clean Air Act, as now or hereafter amended (42 U.S.C. Section 7401 et seq.), Texas Solid Waste Disposal Act (V.T.C.A. Health and Safety Code Section 361.001 et seq.) and the Texas Water Code (V.T.C.A. Water Code Sections 26.001-26.407); (vi) all regulations promulgated under any of the foregoing; (vii) any local, state or foreign law, statute, regulation or ordinance analogous to any of the foregoing; and (viii) any other federal, state, local, or foreign law (including any common law), statute, regulation, or ordinance, regulating, prohibiting, or otherwise restricting the placement, discharge, release, threatened release, generation, treatment, or disposal upon or into any environmental media of any substance, pollutant, or waste which is now or hereafter classified or considered to be hazardous or toxic to human health or the environment.

“Environmental Liability” means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements, resulting from the violation or alleged violation of any Environmental Law, the storage, handling, transportation or release of Hazardous Materials, or the imposition of any Environmental Lien.

“Environmental Lien” means a Lien in favor of a Governmental Authority or other Person (i) for any liability under an Environmental Law; or (ii) for damages arising from or costs incurred by such Governmental Authority or other person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with all presently effective and future regulations issued pursuant thereto.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal fund transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Financing Parties” has the meaning set forth in Section 10.8.

“Fiscal Month”, “Fiscal Quarter” and “Fiscal Year” refer to the fiscal month, fiscal quarter and fiscal year, respectively, of Parent Company and each of its Subsidiaries.

“Frost” means The Frost National Bank, a national banking association.

“FTC” means the Federal Trade Commission.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Partner” means Lancer Capital Corporation, a Delaware corporation.

“Governmental Authority” means, whether now or hereafter constituted and/or existing, (i) any government or nation; (ii) any state, province, commonwealth, territory, possession, county, parish, town, township, city or municipality; (iii) any other Person or entity that exercises executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government; (iv) any political or other authority, district or subdivision of any of the Persons or entities referred to in the preceding clauses (i), (ii) and (iii); (v) any court, tribunal, panel, board, commission, department, agency, bureau, examiner or instrumentality of the Persons or entities referred to in the preceding clauses (i), (ii), (iii) and (iv); and (vi) any arbitrator, mediator or arbitration and/or mediation panel, board or the like, whether impaneled pursuant to Laws, by contract or otherwise.

“Guarantee” means, directly or indirectly (without duplication): (i) guarantee or guaranty, as applicable, an endorsement, an assumption, or an undertaking, an understanding or a contingent agreement or other agreement (hereinafter in this definition, the foregoing shall be collectively referred to as “any agreement” or “any other agreement”, as the context may require) to purchase or acquire, or to furnish funds or Property for the payment or maintenance of, or otherwise to be or become liable (contingently, irrevocably, absolutely or otherwise) under or with respect to, or to perform or cause to be performed, the Indebtedness (or any Property constituting security therefor), other obligations and liabilities, net worth, capital requirements, working capital, earnings, financial condition or position, or financial covenants of any Person, or the redemption or repurchase obligations of any Person’s capital stock, warrants or stock or other equity, partnership or similar capital equivalents, or any class or nature; (ii) a guarantee of, or any other agreement for, the payment of dividends or other distributions upon the stock, equity, partnership or other interests of any Person; (iii) any agreement to purchase, sell or lease

(as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or Indebtedness, or to provide assurances thereof to any creditor or other obligee of a debtor; (iv) any agreement to assure a creditor or other obligee against any loss, including but without limitation, causing a bank or other Person to issue a letter of credit or other similar instrument for the benefit of another Person; or (v) any agreement commonly known as or referred to as a “comfort” or “keepwell” letter or agreement; provided however, in no event shall “Guarantee” include endorsements for collection or deposit made in the ordinary course of business.  The terms “guarantee” and “guaranteed” used as a verb shall have a correlative meaning.

“Governing Documents” means (i) as to any corporation, the articles of incorporation and bylaws of such corporation (including any amendments or modifications); (ii) as to any limited liability company, the articles of organization and regulations of such limited liability company (including any amendments or modifications); (iii) as to any limited partnership, the certificate of limited partnership and the limited partnership agreement of such limited partnership (including any amendments or modifications); and (iv) as to any general partnership, the partnership agreement of such partnership (including any amendments or modifications).

“Hazardous Discharge” means the happening of any event, status or circumstance involving the use, storage, spill, transportation, removal, disposal, discharge or cleanup of any Hazardous Material.

“Hazardous Material” means (i) any hazardous substance defined in the Comprehensive Response, Compensation and Liability Act 42 U.S.C. Section 9601 et seq.; (ii) any substance the presence of which on any Property requires reporting or remediation under any Environmental Law; (iii) gasoline, diesel fuel, fuel oil, motor oil and any other petroleum hydrocarbons, including any additives or other byproducts associated therewith; and (iv) asbestos and asbestos-containing materials in any form.

“HSR Act” means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder.

“Indebtedness” means, for any Person (without duplication), any liability, indebtedness or obligation, contingent or otherwise, of such Person:  (i) for borrowed money (whether by loan or the issuance and sale of debt securities or instruments or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (ii) evidenced by bonds, notes, debentures or similar instruments; (iii) representing the deferred purchase or acquisition price of Property or services, including trade accounts payable; (iv) with respect to amounts or obligations Guaranteed or Indebtedness of another secured by a Lien on the Property of such Person, whether or not the respective indebtedness or obligations so secured have been assumed by such Person; (v) with respect to reimbursement of, or payment in respect to, letters of credit, bankers’ acceptances, surety or other bonds or similar instruments issued or credit transactions; (vi) for any Guarantee of such Person; (vii) under, or in respect of, an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest or currency risks generally or under specific contingencies; (viii) under leases serving as a source of financing or otherwise capitalized in accordance with GAAP; (ix) under sales or other title retention agreements; (x)

under, or in respect of, any indemnity and similar obligations, howsoever arising, including, indemnities incurred or arising in connection with the purchase, sale or use of Property, the scope of which indemnity is unlimited, unqualified or unquantifiable, or exceeds the fair market value of the Property being purchased, sold or used, or pertains to Environmental Liability or to the negligence, actions, emissions or other activities of any Person; (xi) under, or in respect of, any partnership, joint venture or similar entity in which such Person is a general partner, joint venturer or similar participant; (xii) in respect of unfunded vested benefits under any Plan; (xiii) to redeem, repurchase, retire or otherwise acquire any shares of capital stock, warrants, stock equivalents or other evidences of equity of any class or nature of such person, or to set apart any money or other Property for a defeasance, sinking or analogous fund for any Dividend or distribution thereon, or for any redemption, repurchase, retirement or other acquisition thereof; or (xiv) which would under GAAP be shown on such Person’s balance sheet as a liability.

“Interest Period” means with respect to each Borrowing consisting of a LIBOR Loan, the period commencing on the date of such Borrowing and ending one, three or six months thereafter, as each Borrower elected in the applicable Notice of Borrowing or Continuation/Conversion Notice; provided that:

(i)            any Interest Period which would otherwise end on a day that is not a LIBOR-Business-Day shall be extended to the next succeeding LIBOR-Business-Day unless such LIBOR-Business-Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding LIBOR-Business-Day;

(ii)           any Interest Period which begins on the last LIBOR-Business-Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last LIBOR-Business-Day of a calendar month; and

(iii)          no Interest Period applicable to a Term Loan shall be elected that extends beyond the Term Commitment Termination Date, and no Interest Period applicable to a Revolving Loan shall be elected that extends beyond the Revolving Commitment Termination Date.

“Investigations” means (i) the internal investigation by the Parent Company’s audit committee, completed on or near January 30, 2004; (ii) the investigation of the Parent Company by the Securities and Exchange Commission; and (iii) the investigation of the Parent Company by the United States Attorney’s Office for the Northern District of Georgia.

“Investment” in any Person means any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the guarantee of any Indebtedness of such Person or the subordination of any claim against such Person to other Indebtedness of such Person.

“Investment Subsidiary” means Lancer Investment Corporation, a Delaware corporation.

“Judgment” means any judgment, order, subpoena, levy, abstract, mandamus, decree, injunction, restraining order or other directive, demand or the like, of any Governmental Authority, howsoever issued by it (whether pursuant to its equity rights or powers, or otherwise).

“Laws” means all applicable statutes, laws, ordinances, regulations, rules, directives, guidelines, interpretations, rulings, orders, requirements, determinations, judgments, writs, injunctions, decrees and other similar pronouncements or directives of any Governmental Authority, and “Law” means each of the foregoing.

 “Legal Rights” means, with respect to a Person, and to such Person’s business, operations and Property, all licenses, permits, certificates franchises, authorizations, consents, approvals, patents and patent rights, trademarks and trademark rights, trade names and trade name rights, copyrights, service marks, applications, registrations and other similar rights, privileges and authorities, used or useful and required of such Person and/or for such Person to own and/or operate its business and Property.

“Lending Office” means, as to any Bank, its Domestic Lending Office or its LIBOR Lending Office, as the context may require.

“LIBOR-Business-Day” means any Business Day on which commercial banks are open for international business in London.

“LIBOR Lending Office” means, as to any Bank, its office, branch or Affiliate identified in Annex A as its LIBOR Lending Office or such other office, branch or Affiliate of such Bank as it may hereafter designate as its LIBOR Lending Office by notice to each Borrower and the Agent.

“LIBOR Loan” means a Loan made or continued as or converted into such a designated Loan pursuant to the applicable Notice of Borrowing or Continuation/Conversion Notice, as the case may be, which bears interest at the Adjusted London Interbank Offered Rate.

“LIBOR Rate Borrowing” means a Borrowing consisting of a LIBOR Loan.

“LIBOR Reserve Percentage” means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York with deposits exceeding $5 billion  in respect of ‘Eurocurrency Liabilities’ (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

“Lien” means any lien, mortgage, tax lien, pledge, encumbrance, Environmental Lien, easement, restriction, right-of-way, charge or adverse claim affecting title or use of, or resulting in an encumbrance against, Property of a Person, or a security interest, conditional sale or title retention arrangement, or any other interest in Property designed to secure the repayment of a liability or the performance of an obligation or agreement, whether arising by agreement, under any Law or otherwise, including, without limitation, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, and any filing of, or agreement to give, any financing statement under the UCC or equivalent statute in any jurisdiction or any other instrument that evidences the creation, perfection, continuation, notice and/or other aspect of a present or future Lien or asserted Lien.

“Limited Waiver” means the waiver by the Banks of the Listed Defaults pursuant to the provisions of this Agreement under the heading “Recitals and Waiver”.

“Litigation” means any proceeding, (judicial, arbitration, mediation or otherwise) claim, complaint, demand, lawsuit, hearing, inquiry and/or investigation conducted or threatened by or before any Governmental Authority.

“Loan” or “Loans” means any advance or advances by the Banks to any Borrower pursuant to their Revolving Commitments, or any advances previously made pursuant to their Term Commitments.

“Loan Parties” means (i) Operating Subsidiary; (ii) Mexico Subsidiary; (iii) Parent Company; and (iv) each Subsidiary of Parent Company which is now or hereafter becomes a party to a Guaranty Agreement described on Annex C (including Subsidiaries of Parent Company that may hereafter become a party thereto), and “Loan Party” means any one of them.

“Loan Documents” means this Agreement, each Note and any and all other agreements (including, without limitation, deeds of trust, security agreements, pledge agreements and guaranty agreements), documents, promissory notes, instruments, reports, opinions, requests, certificates, notices, filings and all other documents, instruments, agreements (including, without limitation, guaranty agreements) and writings, now or hereafter executed or delivered pursuant to, or in connection with, this Agreement, or the transactions provided for herein or contemplated hereby, or in or by any other Loan Document, each of the foregoing being in form, scope and substance satisfactory to the Banks.

“London Interbank Offered Rate” or “LIBOR” means, with respect to any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) shown on page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits with a period equal to such Interest Period two LIBOR-Business-Days before the first day of such Interest Period.  In the event that the London Interbank Offered Rate is no longer published or reported as specified above, then the parties shall use the rate of interest published in the Wall Street Journal (Southwest Edition) in the “Money Rates” section as the “London Interbank Offered Rates (LIBOR)” for a period of time equal or comparable to the applicable Interest Period, as of two Business Days preceding the date of Borrowing, in which case each Borrower agrees it will no longer have the option to choose 60 days as an Interest Period with respect thereto.

“Major Supplier” means each of the companies as set forth on the Schedule 5.1(p).

“Material Adverse Effect” means any circumstance or event which, individually or in the aggregate with other circumstances or events, (i) could have any material adverse effect whatsoever upon the validity, performance, perfection or enforceability of any Loan Documents; or (ii) could be material and adverse to the financial condition, business, operations or prospects of the Companies, taken as a whole, or the Property of the Companies, taken as a whole; (iii) could impair the ability of any Company to fulfill promptly and completely its obligations under any of the Loan Documents to which is a party; (iv) could result in or cause a Default or an

Event of Default; or (v) could have any material and adverse effect whatsoever upon the business relationship between The Coca-Cola Company and any Company.

“Maximum Rate” means, with respect to each of the Agent and the Banks and on any and with respect to each day, the maximum lawful non-usurious rate of interest (if any) which, under Applicable Law, it is permitted or authorized to contract for, charge, collect, receive, take or reserve from any Borrower on its Notes or other Obligations owed or owing to it, as the case may be, from time to time in effect, including changes in such Maximum Rate attributable to changes under Applicable Law which permit a greater rate of interest to be contracted for, charged, collected, received, taken or reserved as of the effective dates of the respective changes.

“Mexico Companies” means Mexico Subsidiary, Servicios Lancermex, S.A. de C.V. and Industrias Lancermex, S.A. de C.V. and means any one of them.

“Negative Pledge” means any term, provision, agreement, contract or undertaking that, directly or indirectly, (i) precludes or restricts, or purports to preclude or restrict, the imposition or voluntary creation of, a Lien on Property; or (ii) upon the imposition or voluntary creation of a Lien on Property, requires the owner, lessee or other interest holder therein or thereto to incur an obligation (payment, performance, creation of a Lien or otherwise) to a Person, or requires such owner, lessee or other interest holder to provide, or cause to be provided, any assurances or security to a Person, which assurances and security did not theretofore exist and/or was not theretofore required, whether such assurances or security consist of collateral, guaranties, modifications or supplements to then-existing agreements, new agreements, or otherwise.

“Net Sales Projections Closing Certificate” means the certificate to be delivered by Borrower to Agent stating the consolidated net sales projections for each Fiscal Quarter beginning with the Fiscal Quarter ending June 30, 2004 and continuing until the Fiscal Quarter ending June 30, 2005.

“New Company” means any Company that has not yet commenced operations.

“Non-US Company” means any Company which is not a US Company.

“Note” means a Term Note or a Revolving Note, and “Notes” means the Term Notes, the Revolving Notes or all of them, and as otherwise provided in Section 2.3(b).

“Notice of Borrowing” has the meaning set forth in Section 2.2(a).

“Notice of Default” has the meaning set forth in Section 8.3.

“Obligations” means all obligations, indebtedness, fees, expenses, costs, indemnities and other indemnification obligations, and liabilities of any Borrower to the Agent and the Banks, now existing or hereafter arising, whether direct or indirect, related or unrelated, fixed or contingent, liquidated or unliquidated, joint, several or joint or several, or otherwise, and all renewals, extensions, increases, refinancings, rearrangements or modifications thereof, or any part thereof, arising pursuant to, or in connection with, this Agreement or any other Loan Document, and all interest accruing thereon (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to such Borrower, would accrue on such Obligations), and attorneys’ fees incurred in the enforcement or collection thereof.

“Other Taxes” has the meaning set forth in Section 2.14.

“PBGC” means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation’s functions under ERISA.

“Participant” has the meaning set forth in Section 10.7(c).

“Permitted Acquisition” has the meaning set forth in Section 6.11.

“Permitted Indebtedness” has the meaning stated in Section 6.2.

“Permitted Liens” means: (i) Liens imposed by mandatory provisions of Law such as carrier’s, materialmen’s, mechanics’, warehousemen’s, landlord’s and other like Liens arising in the ordinary course of business, securing Indebtedness not yet due; (ii) Liens for Taxes, if the same are not yet due and payable or qualify as a Contested Claim; (iii) encumbrances consisting of minor zoning restrictions, easements or other restrictions on the use of real Property, provided that such items do not or will not impair or interfere with the use of such Property for the purposes intended or the value thereof; and (iv) pledges or deposits in connection with or to secure worker’s compensation, unemployment insurance, pensions or other employee benefits, or public or statutory obligations.

“Person” includes any individual, corporation, company, joint venture, general or limited partnership, trust, organization, association, limited liability partnership, limited liability company or other entity (whether or not incorporated), or Governmental Authority.

“Plan” means any plan subject to Title IV of ERISA and maintained at any time since January 1, 1986 for employees of any Company or of any member of a “controlled group of corporations” or “trade or business,” as such terms are defined in Section 414(b) or (c) of the Code, of which any Company is a member, or any plan subject to Title IV of ERISA to which any Company is required to contribute, or has been required to contribute at any time since January 1, 1986, on behalf of its employees.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including, without limitation, Legal Rights).

“Purchaser” has the meaning set forth in Section 10.7(d).

“Qualified Bank” means any commercial bank located in the USA, which is organized under the laws of the USA or any state thereof, insures its deposits with the Federal Deposit Insurance Corporation (or any successor) and has capital, surplus and undivided profits aggregating at least $100 million as of the date of such commercial bank’s most recent financial report.

“Quarter Review Adjustments” means adjustments made for the quarterly period ended on a Quarterly Date upon completion of a Statement of Accounting Standards 100 review by independent auditors.

“Quarterly Date” means each September 30, December 31, March 31, and June 30.

“Regulation D”, Regulation G”, Regulation T”, “Regulation U” and “Regulation X” mean Regulation D, G, T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation D, G, T, U or X and having substantially the same function.

“Required Banks” means, as of the date of any determination, Banks that hold at least 66 2/3% of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing 66 2/3% of the sum of the aggregate unpaid principal amount of the Loans.

“Revolving Availability Period” means the period from and including the Closing Date to but not including the Revolving Commitment Termination Date.

“Revolving Commitment” means, as to any Bank and on each relevant date of determination, the obligation of such Bank to make Revolving Loans to Operating Subsidiary in an aggregate principal amount at any one time outstanding not exceeding the amount set forth opposite such Bank’s name in Annex A under the caption “Revolving Commitment”, as the same may be reduced from time to time pursuant to this Agreement.

“Revolving Commitment Termination Date” means the date upon which the Revolving Commitments of all Banks have been terminated pursuant to the terms of this Agreement.

“Revolving Loan” has the meaning set forth in Section 2.1(b).

“Revolving Note” means a promissory note executed by Operating Subsidiary, in form and substance satisfactory to the Agent, payable to the order of each Bank and evidencing the obligation of Operating Subsidiary to repay Revolving Loans made to it by such Bank.

“Rights” means rights, remedies, powers and privileges.

“Specified Person” means (i) the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the General Counsel and the Secretary, of Parent Company; (ii) any Vice President, any Assistant Treasurer and any Assistant Secretary of Parent Company whose primary office or place of work is located at Parent Company’s corporate headquarters in San Antonio, Texas; and (iii) Chris Hughes, Mark Freitas, Stonewall Fisher, Scott Adams, George Schroeder and Alfred Schroeder so long as such individual is employed by Parent Company or by any Affiliate of Parent Company.

“Subsidiary” means, for any Person, any corporation or other entity (including, without limitation, any partnership or joint venture) (i) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons having similar powers and/or performing similar functions of such corporation or other entity (irrespective of whether or not at any time securities or other ownership interests of any class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person; or (ii) of which such Person is a general partner, joint venturer or similar capacity.

“Taxes” means all taxes, assessments, fees, levies, imposts, duties, penalties or other charges of any nature whatsoever from time to time or at any time imposed by any Law or any Governmental Authority, whether on income, profits, Property, sales, use, excise, franchises, capital, ownership, operations or otherwise, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income and franchise taxes imposed on it by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or any political subdivision of the jurisdiction; and (ii) with respect to each Bank, taxes imposed on its income and franchise taxes imposed on it by the jurisdiction of such Bank’s applicable Lending Office or any political subdivision of such jurisdiction.

“Temporary Cash Investment” means any Investment in (i) direct obligations of the USA or any agency thereof, or obligations fully guaranteed by the USA or any agency thereof (including indirect investments in such obligations through repurchase agreements with the Agent or any Qualified Bank), provided that such obligations mature within 30 days of the date of acquisition thereof; (ii) commercial paper rated in the highest grade by two or more national credit rating agencies and maturing not more than 30 days from the date of acquisition thereof; (iii) time deposits with, and certificates of deposit and banker’s acceptances issued by, the Agent; (iv) commercial paper maturing not more than 30 days from the acquisition thereof issued by any Bank (or the parent of any Bank); and (v) Eurodollar investments made available through any Bank.

 “Term A Commitment” means, as to any Bank and on each relevant date of determination, the obligation of such Bank to make Term A Loans to Operating Subsidiary in an aggregate principal amount at any one time outstanding not exceeding the amount set forth opposite such Bank’s name in Annex A under the caption “Term A Commitment.”

“Term A Loan” has the meaning set forth in Section 2.1(a)(1).

“Term A Note” means a promissory note executed by Operating Subsidiary in form and substance satisfactory to the Agent, payable to the order of each Bank and evidencing the obligation of Operating Subsidiary to repay Term A Loans made to it by such Bank.

 “Term Availability Period” means the period from and including July 15, 1996 to but not including the Term Commitment Termination Date.

 “Term B Commitment” means, as to any Bank and on each relevant date of determination, the obligation of such Bank to make Term B Loans to Mexico Subsidiary in an aggregate principal amount at any one time outstanding not exceeding the amount set forth opposite such Bank’s name in Annex A under the caption “Term B Commitment”.

“Term B Loan” has the meaning set forth in Section 2.1(a)(2).

“Term B Note” means a promissory note executed by Mexico Subsidiary substantially in form and substance satisfactory to the Agent, payable to the order of each Bank and evidencing the obligation of Mexico Subsidiary to repay Term B Loans made to it by such Bank.

 “Term Commitment” means the Term A Commitment and the Term B Commitment.

“Term Commitment Termination Date” means the earlier to occur of (i) July 15, 1998; and (ii) the date upon which the Term Commitments of all Banks have been terminated pursuant to the terms of this Agreement.

 “Term Loans” means the Term A Loans and the Term B Loans.

  “Term Notes” means the Term A Notes and the Term B Notes.

“Total Funded Debt” means, as of any time, the outstanding principal balance of (i) the Notes; plus (ii) any other borrowed-money Indebtedness of any Company determined on a consolidated basis.

“Transferee” has the meaning set forth in Section 10.7(e).

“Type” has the meaning set forth in Section 1.2(f).

“UCC” means the Business and Commerce Code of the State of Texas and of any other state to the extent Texas Law requires application of the same.

“USA” means the United States of America.

“US Companies” means Parent Company and each Subsidiary of Parent Company that is incorporated or organized under the Laws of any state in the USA.

 “Voting Shares” of any corporation means shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation.

ANNEX C

CONDITIONS PRECEDENT: INITIAL LOAN

(a)           Agreement and Schedules.  This Agreement duly executed by each Borrower and Parent Company, and all Schedules, duly and fully completed, that are provided for in this Agreement.

(b)           Revolving Notes.  A Renewal Revolving Note duly executed by Operating Subsidiary in favor of each Bank in the respective amount of such Bank’s Revolving Commitment.

(c)           Term A Notes.  A Renewal Term A Note duly executed by Operating Subsidiary in favor of each Bank in the respective amount of such Bank’s Term A Commitment.

(d)           Term B Notes.  A Renewal Term B Note duly executed by Mexico Subsidiary in favor of each Bank in the respective amount of such Bank’s Term B Commitment.

(e)           Security Documents.  (i) A Guaranty Agreement, or at the option of Banks, a Reaffirmation of existing Guaranty Agreements, executed by each Subsidiary of Parent Company other than Operating Subsidiary, the Mexico Companies, in form and substance acceptable to the Banks, securing the obligations described therein, including the Obligations; (ii) a Guaranty Agreement, or at the option of Banks, a Reaffirmation of the existing Guaranty Agreement, executed by Parent Company in form and substance acceptable to the Banks, securing the obligations described therein, including the Obligations; (iii) a Guaranty Agreement executed by each Mexico Company (other than the Mexico Subsidiary), or at the option of Banks, a Reaffirmation of existing Guaranty Agreements in form and substance acceptable to the Banks, securing the obligations described therein; (iv) a Guaranty Agreement executed by ABS in form and substance acceptable to the Banks; (v) an amendment of the existing Security Agreement to describe certain existing claims as part of the pledged collateral; and (vi) a Security Agreement and a Financing Statement, executed by ABS in form and substance acceptable to the Banks, securing the obligations described therein, including the Obligations.

(f)            Opinion of Counsel to the Companies.  Opinion of legal counsel for the Companies in form and substance acceptable to the Banks and their respective legal counsel.

(g)           Opinion of Counsel to the Mexico Companies.  Opinion of legal counsel for each of the Mexico Companies in form, scope and substance satisfactory to the Banks.

(h)           Compliance Certificate.  A Compliance Certificate in the form of Exhibit M duly completed and executed by Parent Company.

(i)            Secretary Certificate, Charter and Bylaws.  With respect to each Company, a Certificate signed by the secretary of such Company, which secretary’s office and signature shall be confirmed by another officer of such Company, dated and effective as of the Closing Date attaching thereto or containing therein, and certifying as to the following: (i) corporate resolutions, as in effect and neither revoked nor rescinded, duly adopted by the board of directors

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of such Company authorizing the execution, delivery and performance of the Loan Documents to which it is or will be a party, and the transactions contemplated thereby; (ii) true and correct copies of the charter, bylaws and other internal governance documents, as amended and in effect, of such Company; and (iii) names, incumbency and specimen signatures of the officers of such Company authorized to execute and deliver the Loan Documents to which such Company is a party.

(j)            Official Certificates.  With respect to each Company, Certificates as to incorporation, existence and good standing for such Company issued by the Secretary of State (and/or other appropriate official) of the state of incorporation of such Company and certificates of foreign qualification and good standing (or other similar instruments) for such Company, issued by the Secretary of State (and/or other appropriate official) of each of the states wherein such Company is or should be qualified to do business as a foreign corporation, each of the foregoing certificates being dated within ten days prior to the date of the Closing Date.

(k)           Articles of Incorporation.  A copy of the Certificate or Articles of Incorporation of each Company and all amendments thereto, certified by the Secretary of State of the state of incorporation of such Company as being true, correct and complete, and being dated within ten days prior to the Closing Date.

(l)            Contract with BDO Seidman LLP.  A copy of all contracts between any Company and BDO Seidman LLP.

(m)          Litigation Report.  A report of counsel to each Company describing all pending or threatened Litigation by or against any Company or any of its Property (including Litigation for which any Company will be responsible after the Closing Date).  There shall be no outstanding order or injunction of any Governmental Authority which would prohibit (i) the execution, delivery or performance, now or hereafter, of any Loan Document; or (ii) any of the transactions contemplated by the Loan Documents.

(n)           Environmental Reports.  Copies of all environmental surveys or reports relating to real Property owned or leased by any Company (i) which have heretofore been performed or prepared (each of which is described in Schedule 4.20 hereof); and (ii) additional reports or surveys in form, scope and substance satisfactory to the Agent.

(o)           Insurance Certificates.  A certificate from each insurer or duly authorized insurer’s Agent of each Company setting forth a listing of all insurance coverage of such Company and reflecting that the policies evidencing such coverage conforms to the requirements of this Agreement and each of the other Loan Documents, including, without limitation, loss payable endorsements in favor of the Agent and notification of cancellation and modification endorsements as specified in Section 5.10.  In addition, each Company shall deliver a certificate executed by an Authorized Officer of such Company setting forth the insurance obtained by such Company in accordance with the requirements of Section 5.10 and certifying that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

(p)           Financial Statements.  Copies of financial statements of the Companies for the most recent period required under Section 5.1.

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(q)           Net Sales Projections Closing Certificate.  The Net Sales Projections Closing Certificate in form and substance acceptable to the Banks.

(r)            UCC Reports.  Copies of the results of Uniform Commercial Code searches showing all financing statements and other documents or instruments on file against each Company in the appropriate central and local offices of the relevant jurisdictions, each such search to be through a search period ending as of a date no more than ten days prior to the Closing Date.

(s)           Regulatory and Other Approvals.  Evidence that all necessary approvals or consents of Governmental Authorities and all other Persons have been obtained.

(t)            Compliance with Laws.  Evidence that each Company has complied with all Laws necessary to consummate the transactions contemplated by this Agreement and each of the other Loan Documents.

(u)           Amendment and Waiver Fee.  Payment of amendment and waiver fee in the amount of $100,000.00, payable to Agent on the Closing Date for the ratable benefit of the Banks.

(v)           Other Fees.  Payment of (i) the facility fees payable to the Agent on the Closing Date by Operating Subsidiary and Mexico Subsidiary, respectively; and (ii) fees and other costs (including, without limitation, fees of counsel to the Agent and each of the Banks, respectively) payable by each Borrower in connection with the preparation, negotiation and closing of the transactions contemplated by this Agreement.

(w)          Additional Documentation.  Such additional approvals, opinions, documents, instruments, reports, certifications and/or agreements as the Agent, the Banks or their counsel may reasonably request.

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ANNEX D-1

LISTED DEFAULTS

[To be attached]

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ANNEX D-2

BACKGROUND

[To be attached]

D-2-1